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                                                                  Exhibit 10.21

                PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
                AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. SUCH PORTIONS ARE INDICATED HEREIN BY "****".


                          [SEBEL BUSINESS LETTERHEAD]

                              Siebel Systems, Inc.
                   Value Added Industry Remarketer Agreement

                    VALUE ADDED INDUSTRY REMARKETER AGREEMENT

THIS VALUE ADDED INDUSTRY REMARKETER AGREEMENT (the "Agreement") is between SIEBEL SYSTEMS, INC., with its principal place of business at 1855 South Grant Street, San Mateo, CA 94402 ("Siebel"), and IMS HEALTH STRATEGIC TECHNOLOGIES, INC. ("ST" or "Distributor"), with its principal place of business at 3445 Peachtree Road, N.E., Suite 1400, Atlanta, GA 30326.

1.   DEFINITIONS

1.1 "AFFILIATE" shall mean any corporation, company or other entity controlled by, controlling, or under common control with ST, but limited to those business units under the management control of ST. Such entity shall be deemed to be an "Affiliate" only so long as such control exists. Upon request, ST agrees to confirm the Affiliate status of a particular entity.

1.2 "ANCILLARY PROGRAMS" shall mean the third party software delivered with the Licensed Software as specified in EXHIBIT A, an Order Form, or the Documentation.

1.3 "CUSTOMER" or "END USER" means an entity to whom ST or the ST Group provides a valid license to use the Licensed Software in accordance with the terms of this Agreement for such entity's internal business purposes in accordance with the End User License Agreement, and not for redistribution or resale. It is understood that neither ST its Affiliates, the ST Group, nor any corporation, company or other entity controlled by, controlling, or under common control with any member of the ST Group shall be a Customer or an End User as such terms are defined in this Agreement.

1.4 "DOCUMENTATION" shall mean Siebel's then current on-line help, guides, and manuals published by Siebel and made generally available by Siebel for the Licensed Software, excluding end user documentation in electronic form that is made generally available by Siebel free of charge. In the event that Siebel begins to charge a fee for such end user documentation in electronic form, the parties will agree upon a reasonable revenue share for the distribution of such materials. As of the Effective Date, the Documentation to be provided by Siebel to ST is described in EXHIBIT C.

1.5 "EFFECTIVE DATE" shall mean the effective date set forth at the end of this Agreement.

1.6 "END USER LICENSE AGREEMENT" shall mean ST's standard license agreement pursuant to which ST or the ST Group licenses the Licensed Software to End Users which includes the minimum terms and conditions set forth in EXHIBIT F. It is understood and agreed that the form agreement set forth in EXHIBIT J includes such minimum terms and conditions.

1.7 "FIRST-LINE SUPPORT" shall mean direct technical support of Licensed Software provided to Users, as set forth in Section 3.4(a).

1.8 "LICENSED SOFTWARE" or "PROGRAMS" means the object code form of the software programs listed on EXHIBIT A attached hereto excluding the Ancillary Programs listed on EXHIBIT A plus any other programs that Siebel in its sole discretion authorizes ST to distribute in accordance with this Agreement.

1.9 "LICENSE TERM" means the period commencing on the Effective Date and continuing for the duration of the Initial Term as set forth in EXHIBIT A plus any additional terms agreed upon by the parties pursuant to Section 12.1, unless earlier terminated as set forth in Section 12.

1.10 "MARKETING MATERIALS" means Siebel's standard brochures, data sheets, collateral, magazines, article reprints, industry analyst reports, videotapes, books and other marketing materials that Siebel, in its discretion, makes available to ST to assist in its marketing and promotion of the Licensed Software.

1.11 "MAINTENANCE FEES" means the maintenance fees set forth in EXHIBIT A due and payable to Siebel for the Third-Line Support provided by Siebel.

1.12 "MAINTENANCE AND SUPPORT SERVICES" shall mean the services set forth in
Section 3.4.

1.13 "ORDER FORM" shall mean the schedule or other document, which substantively contains all the material terms in the sample order form set forth in EXHIBIT G, that specifies the Licensed Software licensed to a particular Customer by ST or a member of the ST Group as may be modified by Siebel in its sole discretion from time to time, subject to applicable law.

1.14 "PRE-PRODUCTION PROGRAM" shall mean a software program which is (i) not generally licensed for commercial use by Siebel, (ii) not listed as generally available in Siebel's marketing literature, or (iii) designated by Siebel as an "Alpha," "Beta," or "Pre-Production" program or release.

1.15 "SECOND-LINE SUPPORT" shall mean direct technical support of Licensed Software provided to Customers, as set forth in Section 3.4(b).

1.16 "SOLUTION" or "JOINT OFFERING" means the Licensed Software integrated with the Value Added Offering integrated as provided in Section 3.1.

1.16A "ST GROUP" shall mean any Affiliate or any third party reseller of ST listed in EXHIBIT I provided that any Affiliate (a) is not a direct competitor of Siebel, and (b) agrees in writing to be bound by the terms of this Agreement; and provided further that any third party reseller must be approved in advance by Siebel. It is understood and agreed that Siebel will promptly approve any such third party reseller to be a member of the ST Group, such approval not to be unreasonably withheld or delayed, provided that such entity (i) is not a direct competitor of Siebel and (ii) agrees to be bound by all applicable terms and conditions set forth herein. Siebel shall be deemed to have approved a third party reseller in the event Siebel fails to reject such reseller by delivery of written notice to ST within ten (10) business days from Siebel's receipt of ST's request, provided that such reseller satisfies the terms of (i) and (ii) in the preceding sentence.

1.17 "SUBLICENSE FEE" means the sublicense fee set forth in EXHIBIT A due and payable to Siebel for each license of the Licensed Software to a Customer.

1.18 "SUPPORTED PLATFORM" shall mean the hardware and software platforms (e.g., database server systems, application server systems, and client systems) that are supported by Siebel as expressly set forth in the Documentation. The requirements for the Supported Platform are subject to change as specified by Siebel in its discretion with ninety (90) days prior written notice to Customer and ST.

1.18A "TECHNICAL SERVICES" shall mean professional services other than Maintenance and Support Services.

1.19 "TERRITORY" shall be the geographic area described in EXHIBIT A.

1.20 "THIRD-LINE SUPPORT" shall mean technical support of Licensed Software, as set forth in Section 3.4(c).

1.21 "TRAINING MATERIALS" shall mean the standard generally available Siebel training materials, as set forth in Technical Services schedule in effect at the time such training materials are ordered by ST.

1.22 "UPDATE" means an updated or enhanced version of any of the software programs listed on EXHIBIT A, in object code format, that is generally released by Siebel, in its discretion, to its distributors and customers. Updates shall not include any release, option, future product, or any upgrade in features, functionality or performance of the Licensed Software which Siebel licenses separately or offers only for an additional fee; provided, however, that, as long as Customer is current on Maintenance fee obligations, Updates shall include all (i) bug fixes, patches, and maintenance releases, (ii) new point releases denoted by a change to the right of the first decimal point (e.g., v3.0 to 3.1), and (iii) new major version releases denoted by a change to the left of the first decimal point (e.g., v3.0 to 4.0).

1.23 "USER" shall mean the named or specified (by password or other user identification) individuals authorized by Customer to use Licensed Software, regardless of whether the individual is actively using the Licensed Software at any given time. The maximum number of Users that may use the Licensed Software shall be specified in an Order Form. Users may include the employees of Customer or third parties, provided that such third party is limited to use of the Licensed Software (i) only as configured and deployed by Customer, and (ii) solely in connection with Customer's business operations as conducted by or through such third party, including but not limited to the installation, administration or implementation of the Licensed Software for Customer. ST agrees that it is responsible for ensuring that any third party usage is authorized by Customer in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, Users shall exclude any individuals employed by, or acting on behalf or under the direction or control of, any entity listed in EXHIBIT E hereto.


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1.24 "VALUE ADDED OFFERING" means the hardware, software, and/or services, as described in EXHIBIT A, that ST provides to Customers in connection with the Licensed Software.

1.25 ADDITIONAL DEFINITIONS. The following additional definitions apply to this Agreement:

     (a) "Cornerstone" and "Premiere" mean the products and services marketed and licensed by ST and the ST Group under those names as modified from time to time.

     (b) "Life Sciences Industries" means the pharmaceutical, biotechnology, medical diagnostics and medical/surgical supply industries.

     (c) "Net License Fees" means the license fees due and payable by the Customer to ST or a member of the ST Group.

2.   GRANT OF RIGHTS

2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Siebel hereby appoints ST as a distributor of the Licensed Software and grants to ST and the ST Group the following non-transferable rights, all of which may be exercised only by ST or the ST Group in the Territory and during the License Term. This appointment shall be on a non-exclusive basis, except as expressly set forth in Section 9 of EXHIBIT A hereto. These rights may not be sublicensed except as expressly permitted in this Section 2.1.

     (a) To reproduce, exactly as provided by Siebel, object code copies of the Licensed Software and Ancillary Programs or portions thereof solely to exercise the rights granted in this Section 2.1;

     (b) To distribute and sublicense to Customers the right to use the Licensed Software, Updates and Ancillary Programs or portions thereof on a perpetual license basis only in accordance with the terms of the End User License Agreement, subject to the restrictions in Section 5;

     (c) To use the Licensed Software and Ancillary Programs for the sole purposes of operating the Licensed Software to (i) test and evaluate the Licensed Software, (ii) train ST's or the ST Group's personnel in the marketing and sales of the Licensed Software, (iii) demonstrate and promote the Licensed Software to potential Customers, and (iv) provide First-Line Support and Second-Line Support to Customers by using the License Software in a test environment to (1) diagnose reported problems or performance deficiencies of the Licensed Software, and (2) resolve such problems or deficiencies. Notwithstanding the foregoing, ST may (i) not use the Licensed Software internally in a production capacity to run any of its business operations including the sales and customer service activities associated with its End User Customers, or (ii) use the Siebel Tools Programs set forth in EXHIBIT A solely in accordance with the Documentation for the limited purpose of configuring the Licensed Software for distribution with the Value Added Offering and not for general application development purposes. Notwithstanding the foregoing, ST may prepare object definitions contained in the Siebel object repository of the Licensed Software solely by using the Siebel Tools Programs ("Customer Object Definitions"); provided that (i) ST may not modify any portion of the Licensed Software; (ii) ST shall retain all title, copyright and any other rights in and to any Customer Object Definitions, provided however that ST may use the Customer Object Definitions solely to support Customers in conjunction with Customer's use of the Licensed Software; (iii) any Customer Object Definitions shall be licensed by ST under the same terms as the Licensed Software; (iv) Siebel may not use or license the Customer Object Definitions during the License Term unless Siebel independently develops the same or similar object definitions without use of or reference to the Customer Object Definitions; (v) ST shall distribute Customer Object Definitions in accordance with this Agreement only if Customer Object Definitions are used solely in conjunction with the Licensed Software and ST does not separate any Customer Object Definitions from the Licensed Software in any manner; and (vi) ST's license to the Siebel Tools Programs shall be perpetual provided that ST shall only use the Siebel Tools Programs to support Customers in conjunction with their use of the Licensed Software. It is further understood and agreed that ST must provide a license to use the Siebel Tools Programs to all Customers;

     (d) To distribute to Customers, exactly as provided by Siebel, any Documentation, Training Materials and Marketing Materials provided by Siebel, subject to the payment of fees set forth in Section 6.2. ST shall not reproduce the Documentation, Training Materials, or Marketing Materials for any purpose, except as expressly set forth in Section 2.1(e); and

     (e) To create, reproduce and distribute to Customers translations of the Documentation; provided, that notwithstanding any provision to the contrary in this Agreement: (i) ST shall have sole responsibility for the accuracy of such translations and shall indemnify and hold Siebel harmless against any claim resulting from such translations to the extent that the translation deviates from the original document and the claim arises from or is related to such deviation, and (ii) Siebel does not and shall not warrant or represent that such translation shall be suitable for any purpose and the warranty for Documentation as set forth in this Agreement shall not apply to such translations to the extent that the translation deviates from the original document.

2.2 END USER LICENSE AGREEMENT. ST or a member of the ST Group shall enter into a written End User License Agreement with each Customer to whom ST or such member of the ST Group grants any rights to use Licensed Software or Ancillary Programs. Each End User License Agreement shall (i) contain the minimum terms attached hereto as EXHIBIT F and (ii) be at least as protective of Siebel's rights and interests as the terms of EXHIBIT F. Each End User License Agreement shall specify the maximum number of Users permitted to use the Licensed Software and Ancillary Programs. ST shall ensure that Customer does not exceed the maximum number of Users set forth in the End User License Agreement.

2.3 SOURCE CODE ESCROW. ST, members of the ST Group or Customers shall have the right to become a beneficiary to the Master Preferred Escrow Agreement between Siebel and Data Securities International, Inc., a copy of which will be provided to ST, members of the ST Group or Customers upon request and which will be incorporated by reference into this Agreement when ST, such members of the ST Group or Customers, as the case may be, execute an Acceptance Form pursuant to the Master Preferred Escrow Agreement. All rights and licenses granted under or pursuant to this Agreement are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under section 101(56) of the U.S. Bankruptcy Code. Copies of the Licensed Software (as well as Updates thereto) shall be deposited by Siebel in source code form in accordance with the terms of the Master Preferred Escrow Agreement.

3.   ST OBLIGATIONS

3.1 ST'S VALUE ADDED OFFERING. Notwithstanding anything to the contrary in this Agreement, ST and Siebel understand and agree that during the License Term, ST and members of the ST Group shall distribute the Licensed Software to Customers only in conjunction and concurrently with a Value Added Offering and not on a standalone basis; provided, however, that this requirement shall not apply to ST's distribution of Updates to the Licensed Software to an existing Customer who has licensed the Licensed Software in connection with the Value Added Offering. The Value Added Offering shall materially differentiate the Solution from the Licensed Software; provided, however, that nothing contained in this Section or in this Agreement shall in any way limit or restrict the freedom of ST or a member of the ST Group to determine the resale price for the Solution as set forth in Section 3.2. It is understood and agreed that incorporating the ST products or services as part of the Solution materially differentiates the Solution from the Value Added Offering.

3.2 ST'S PRICING OF THE SOLUTION. ST shall be free to determine list pricing and any volume or other applicable discounts for the Solution.

3.3 INSTALLATION AND TRAINING SERVICES. ST shall be responsible for conducting all activities required to install the Licensed Software at its Customers' locations and may be responsible for providing training to such Customers and any system integrators involved in such installation. All such activities shall be conducted with a high level of professionalism and quality. It is understood that ST is not permitted to provide such training unless and until ST and an authorized representative of Siebel agree on the terms under which ST will provide such training. At ST's request, Siebel shall provide to ST the Documentation and Training Materials at Siebel's list prices in effect as of the date such Documentation and Training Materials are ordered, less a discount of ten percent (10%).

3.4 MAINTENANCE AND SUPPORT SERVICES. ST shall provide Maintenance and Support Services to all of its Customers of Licensed Software as set forth in Sections 3.4(a) and 3.4(b) below. ST may require Customers to provide their own First-Line Support; however, in no event shall Siebel be responsible for First-Line or Second-Line Support. Subject to ST's payment of the Maintenance Fees set forth in EXHIBIT A, Siebel shall provide Third-Line Support to ST in accordance with Siebel's then current Maintenance and Support Services Policy but not materially less than those set forth in EXHIBIT B. ST shall be responsible for all support related to the Value Added Offering.


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     (a) FIRST-LINE SUPPORT. ST and each member of the ST Group shall either (1)
provide First-Line Support to all of its Customers of the Licensed Software or
(2) inform its Customers that they must provide their own First-Line Support. First-Line Support means direct technical support of Licensed Software, including but not limited to (a) a direct response to Customer and User inquiries concerning the performance, functionality or operation of the Licensed Software, (b) a direct response to reported problems or performance deficiencies with the Licensed Software, (c) a diagnosis of problems or performance deficiencies of the Licensed Software, and (d) a resolution of problems or performance deficiencies of the Licensed Software. First Line Support includes the support described as "First Line Support" in EXHIBIT B. First-Line Support shall include the provision of telephone and other appropriate contact points so that Customers may contact ST or a member of the ST Group regarding technical and support questions and other problems regarding use of the Licensed Software. ST or the ST Group shall inform Customers that if, after using its reasonable commercial efforts, the Customer is not able to answer a support question or to correct a reported problem in the Licensed Software, the Customer may contact ST or a member of the ST Group for Second-Line Support, as provided below.

     (b) SECOND-LINE SUPPORT. ST or a member of the ST Group will offer second line support ("Second-Line Support") to Customers in the form of web-based and telephone and other support at least at the level of Second Line Support described in Siebel's then current Maintenance and Support Services Policy. A copy of Siebel's Maintenance and Support Services Policy as of the date of this Agreement is set forth in EXHIBIT B. Siebel reserves the right to alter such policies from time to time, in its reasonable discretion, on ninety (90) days' prior notice to ST, subject to ST's approval, which shall not be unreasonably withheld. ST and each member of the ST Group are hereby authorized to distribute to their respective Customers, as a part of Second-Line Support, any and all Updates that Siebel provides ST.

     (c) THIRD-LINE SUPPORT. In consideration for the payment of Siebel Maintenance Fees set forth in EXHIBIT A, Siebel shall provide ST and members of the ST Group third line support ("Third-Line Support") for the Licensed Software in accordance with Siebel's then current Maintenance and Support Services Policy. This shall include web-based and telephone support to respond to questions that are due solely to the failure of the Licensed Software to perform in any material respect the functions described in the Documentation when operated on a Supported Platform. Before requesting Third-Line Support, ST or a member of the ST Group shall use reasonable commercial efforts to resolve support questions and to correct reported problems in the Licensed Software and to ensure that the issue is not related to any other part of the Solution. If ST or a member of the ST Group requests Siebel to provide services at a customer site, at ST, or at the site of a member of the ST Group, ST agrees to pay Siebel for such services in accordance with Siebel's list prices for such services as of the date such services are delivered and accepted by ST, such acceptance not to be unreasonably withheld or delayed, and to reimburse Siebel for all its out-of-pocket expenses, including travel and accommodations, in providing such services. In the event that Siebel does not meet its obligations under this Agreement with respect to such services or (i) an acceptable workaround for a Severity 1 error/issue is not found within forty-eight (48) hours from when it was first reported to Siebel, or (ii) an acceptable workaround for a Severity 2 error/issue is not found within five business days from when it was first reported to Siebel, then the error/issue will be escalated to the respective members of senior management of each party (i.e., a Vice President or more senior person) responsible for the maintenance of the Licensed Software, and such persons shall agree upon a plan for resolving such error/issue. Siebel shall use reasonably commercial efforts to promptly implement any such plan in accordance with its terms.

3.5 SIEBEL CERTIFICATION OF ST TECHNICAL SUPPORT STAFF. ST shall hire and maintain sufficient technical support personnel as are needed to support the Licensed Software and achieve the Customer satisfaction levels required under
Section 3.7. ST agrees to hire and maintain at all times during the term of this Agreement, at a minimum, two technical support engineers who have successfully completed the following Siebel training certification ("Siebel Certification Training"): (i) the Siebel training program as described in Siebel's then current program description, (ii) the required competency testing, and (iii) one week of additional training with Siebel technical support engineers at the Siebel support center designated by Siebel. ST will be responsible for all training fees and costs associated with obtaining Siebel Certification Training. ST's support staff must be fluent in English.

3.6 ST MAINTENANCE REPORTING REQUIREMENTS. ST will maintain proper records of Maintenance and Support Services provided to Customers. Siebel may audit any such records to verify ST's performance of its support obligations. On a monthly basis, to the extent permitted by applicable law, ST will provide Siebel a report to Siebel containing the following new customer information: (i) Customer name, (ii) Customer hardware and software configurations, (iii) Customer support contact names, (iv) Customer support contact information, including address, telephone number, and email address, and (v) term of Customer's Maintenance and Support Services Agreement. Within thirty (30) days of the end of each quarter, ST shall provide Siebel a report in a form specified by Siebel showing in detail
(i) the number of support calls received during such quarterly period with the associated severity level, (ii) the overall average response time by severity level for such support calls, (iii) the overall average resolution time by severity level for such support calls; and (iv) other information reasonably requested by Siebel.

3.7 CUSTOMER SATISFACTION REQUIREMENT. Siebel may, at its discretion and only through ST or a third party, survey Customers to determine the level of Customer satisfaction with the Licensed Software and the Maintenance and Support Services and other services provided by ST. It is understood and agreed that Siebel will provide ST in advance the questions contained in such surveys and ST will designate the appropriate contacts at the Customers for such surveys. If the results of the survey indicate a level of dissatisfaction with ST's Customers (e.g., a gap of more than 2 on a 10 point scale in any surveyed category where the gap represents the difference between the importance level to the customer and customer's satisfaction), then (i) Siebel will notify ST, and (ii) the parties will work together to develop an improvement plan for both parties to improve Customer satisfaction. The parties shall use commercially reasonable means to implement such improvement plan in accordance with its terms.

3.8 SIEBEL TECHNICAL SERVICES. Siebel shall provide Technical Services to ST, subject to availability, as agreed to from time to time by the parties, in accordance with Siebel's Technical Services schedule in effect at the time such services are ordered (available upon request) less a discount of ten percent (10%). ST shall pay Siebel's reasonable and actual out-of-pocket expenses associated with Siebel's delivery of Technical Services less a discount of ten percent (10%).

3.9 CUSTOMER VISITS. Siebel may visit ST's or a member of the ST Group's Customers from time to time upon reasonable advance notice to ST and with such Customer's approval, to stay abreast of customer requirements and to evaluate features for potential future products. ST agrees to provide Siebel reasonable assistance in arranging such visits with such Customers. The parties agree that within thirty (30) days after the Effective Date, Siebel and ST will develop mutually acceptable rules of engagement for such customer visits; provided, however, that Siebel shall refrain from making any such visits after the Effective Date until such rules have been agreed upon in writing. Siebel and ST shall use commercially reasonable efforts to abide by such rules of engagement.

3.10 ST WARRANTIES. ST represents and warrants that as of the Effective Date and continuing throughout the License Term:

     (a) ST will, on its own and through members of the ST Group, maintain the facilities, resources and experienced personnel necessary to market and distribute Licensed Software and to perform the necessary installation, training and maintenance services related to such Licensed Software and otherwise to fulfill its obligations under this Agreement;

     (b) ST is not precluded by any existing arrangement, contractual or otherwise, from entering into this Agreement and performing hereunder;

     (c) ST will make no representations or warranties related to the Licensed Software in excess of Siebel's representations or warranties contained in
Section 10 of this Agreement;

     (d) ST has not relied on any promises or representations other than those promises or representations expressly made in writing in this Agreement, or in the Siebel Alliance Program Master Agreement or the Software License and Services Agreement entered into contemporaneously herewith;

     (e) If ST becomes aware of any actual or suspected unauthorized use, copying or disclosure of the Licensed Software or Ancillary Programs, ST will promptly notify Siebel and will assist Siebel, at Siebel's expense and request, in the investigation and prosecution of such unauthorized use, copying or disclosure; and

     (f) ST has the full right, power and authority to enter into this Agreement and to carry out its obligations hereunder, and there are no impediments known to ST that would prevent ST compliance with all the terms of this Agreement.

3.11 ST INDEMNITY. Subject to the limitation of liability set forth in Section 11, ST will indemnify Siebel for, and hold Siebel harmless from, any loss, expense, damages, claims, demands, or liability arising from any claim, suit, action or


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demand resulting from: (a) the negligence, error, omission or willful misconduct of ST or its representatives; (b) the breach of any terms of this Agreement; (c) the use of the Licensed Software and Ancillary Programs by any Customer of ST except for claims which arise directly from or relate directly to breaches of Siebel's obligations under this Agreement or fall within Siebel's indemnification obligations under this Agreement, including but not limited to Siebel's warranties with respect to the Licensed Software; or (d) any claim related to the Value Added Offering.

3.11A SIEBEL INDEMNITY. Subject to the limitation of liability set forth in
Section 11 (`Limitation of Liability") and any exclusive remedies expressly set forth in this Agreement, Siebel will indemnify ST for, and hold ST harmless from, any loss, expense, attorney's fees, damages, claims, demands, or liability arising from any claim, settlement, suit, action or demand resulting from: (a) material breach of Section 10 ("Siebel Warranties") or 13.1 ("Nondisclosure"); or (b) the use of the Licensed Software and Ancillary Programs by any Customer of ST to the extent such claims arise directly from or relate directly to breaches of Siebel's obligations under this Agreement or fall within Siebel's indemnification obligations under this Agreement, including but not limited to Siebel's warranties with respect to the Licensed Software.

3.12 MARKETING AND SALES EFFORTS. ST shall use reasonable efforts to promote and market the Licensed Software to Customers and potential Customers in order to maximize the licensing and distribution of the Licensed Software to Customers. Such marketing efforts shall include, but not be limited to the following: preparation and presentation of an annual Marketing and Sales Plan. Such annual Marketing and Sales Plan shall be presented to Siebel within 30 days from the Effective Date (and each year thereafter on the anniversary date of the Effective Date); provided, however, that ST shall have no obligation to share any marketing or sales plans with Siebel during the Wind Down Period; establishment of a marketing and sales force to promote and distribute the Licensed Software; advertising the Licensed Software in a commercially appropriate and reasonable manner; and promoting the Licensed Software at seminars, trade shows and conferences. ST agrees further that its marketing and advertising efforts with respect to the Licensed Software will be of a high quality and shall endeavor to preserve the professional image and reputation of Siebel and the Licensed Software. Within ninety (90) calendar days from the Effective Date, ST agrees to appoint and train, to the reasonable satisfaction of Siebel, sufficient sales persons and/or technical support consultants as are needed to satisfy ST's obligation to use its reasonable efforts to market and sell the Licensed Software. ST agrees that its staff shall achieve a level of competence in the Licensed Software and will participate in applicable certification programs that Siebel may establish. Each party shall appoint a channel manager to manage the relationship described in this Agreement and to assist in addressing issues that may arise. Each party shall use reasonable efforts to provide the other party with qualified leads related to the products and services distributed by the other party. It is understood and agreed that the provisions of this Section 3.12 shall apply except as otherwise set forth in EXHIBIT A hereto or in a business plan agreed to by the parties. Notwithstanding any of the foregoing to the contrary, the obligations of the parties pursuant to this Section 3.12 shall be suspended during the Wind Down Period except for those obligations relating to advertising and the appointment of a channel manager.

3.13 POLICY CHANGES. From time to time Siebel may institute new or revised policies and procedures (i) regarding the distribution and licensing of the Licensed Software Updates, Documentation and Ancillary Programs (e.g., technical measures to reduce piracy, order processing), and (ii) to ensure Siebel's intellectual property rights and other rights (e.g., right to receive timely payment, right to ensure appropriate levels of end user customer satisfaction) are fully protected. Siebel will provide written notice of such policies and procedures to ST, and ST agrees to implement such policies and procedures upon approval by ST, such approval not to be unreasonably withheld.

3.14 THIRD PARTY PERFORMANCE. ST agrees that none of its obligations under this Agreement, including but not limited to its minimum order, payment, warranty and indemnification obligations to Siebel, are conditioned in any way on any third party's performance or nonperformance of its payment or other obligations to ST.

3.15 THIRD PARTY RESELLER OBLIGATIONS. Each third party reseller that is an authorized member of the ST Group (excluding Affiliates) shall enter into a written agreement confirming such member's agreement to (i) comply with all of ST's obligations under this Agreement, and (ii) be jointly and severally liable to Siebel for all obligations related to its exercise of the license rights or receipt of Confidential Information under this Agreement, including but not limited to the payment of Sublicense Fees for the Licensed Software. Such written agreement is a condition for such third party reseller to exercise any of the rights sublicensed by ST to such third party reseller. For avoidance of doubt, it is understood that Affiliates that are members of the ST Group may exercise all of the ST Group's rights under this Agreement without entering into such separate written agreement.

3.16 AFFILIATE OBLIGATIONS. Each Affiliate that is an authorized member of the ST Group shall comply with all of ST's obligations under this Agreement. ST shall be jointly and severally liable to Siebel for any breaches of this Agreement by such Affiliates.

4. DELIVERY Within ten (10) days of the Effective Date, Siebel shall deliver to ST master copies on diskette or CD-ROM of the Licensed Software and Ancillary Programs. Siebel will promptly provide ST with master copies on diskette or CD-ROM of any Updates Siebel makes available, and ST agrees that it will incorporate such Updates into the Licensed Software which it provide to new Customers promptly as possible, and in no event more than six (6) months after ST's receipt of each such Update. From time to time during the License Term, Siebel will, upon request and subject to availability, provide ST a reasonable number of copies of Marketing Materials for distribution to potential customers.

5.   RESTRICTIONS REGARDING THE LICENSED SOFTWARE

5.1 LICENSE RESTRICTIONS. ST acknowledges that, except as explicitly stated in this Agreement, the Agreement does not grant ST any right or license to the Licensed Software or Ancillary Programs or any proprietary rights therein, and no license or other rights shall be created by implication or estoppel. In particular, but without limiting the generality of the foregoing, no right or license in or to source code for the Licensed Software or Ancillary Programs is granted hereunder. ST covenants that it shall not
(i) sublicense or otherwise permit access or use of the Licensed Software or Ancillary Programs on a commercial time-sharing, lease, rental, or service bureau basis; (ii) allow or otherwise permit access or use of the Programs or Ancillary Programs on a commercial time-sharing, lease, rental, or service bureau basis; or (iii) allow an End User to reassign or otherwise transfer the Licensed Software to a third party; provided, however, that that End User may assign the Licensed Software (and the End User License Agreement) in connection with a merger, acquisition or sale of all or substantially all of its assets unless the surviving entity is an entity listed in EXHIBIT E hereto. ST covenants that it shall not prepare, and it shall not permit any others to prepare, any derivative works of the Licensed Software or Ancillary Programs, or otherwise modify or revise any materials received from Siebel. ST covenants that it shall not use, reproduce, distribute or sell the Licensed Software or Ancillary Programs in any manner or for any purpose except as specifically permitted under this Agreement.

5.2 PROHIBITION ON DECOMPILING. ST acknowledges that the Licensed Software and Ancillary Programs contain the valuable information of Siebel and its licensors, and ST agrees not to cause or permit the modification, reverse engineering, translation, disassembly, or decompilation of, or otherwise to attempt to derive the source code of the Licensed Software or Ancillary Programs, whether in whole or in part. If required under applicable law, upon Customer's request, Siebel shall provide information necessary for Customer to achieve interoperability between the Licensed Software and other software for a nominal administrative charge.

5.3 PROPRIETARY NOTICES. In order to protect Siebel's and its licensors' copyright and other ownership interests in the Licensed Software and Ancillary Programs, ST agrees that as a condition of its rights hereunder, each copy of the Licensed Software or Ancillary Programs reproduced by or on behalf of ST shall contain the same proprietary notices on the media, within the code and on the Documentation which appear on the media or within the code of the Licensed Software or Ancillary Programs, or on the Documentation delivered by Siebel to ST and as otherwise reasonably required by Siebel. ST will not remove or obscure any proprietary notices from any Documentation, Training Materials, or Marketing Materials provided by Siebel.

5.4 CHANNEL MANAGEMENT. Except as otherwise agreed to by the parties, ST and Siebel will meet at least monthly to jointly review the list of qualified sales opportunities that ST is pursuing to identify any potential sales channel conflicts and determine the appropriate party to handle the sales opportunity. In the event of a disagreement with respect to a particular sales opportunity, the resolution of which party should be responsible for handling the sales opportunity will be escalated within ST's and Siebel's respective organizations for resolution after consideration of all relevant factors including the best interests of the prospective customer and the resources previously allocated to the sales opportunity by both parties. As soon as reasonably possible after signature of this Agreement, the parties will meet to jointly establish procedures for managing sales channel conflicts.


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5.5  RESERVED TERRITORY. Notwithstanding anything to the contrary contained in this Agreement, Siebel retains the exclusive right to distribute the Licensed Software to the companies listed in EXHIBIT E. If ST wishes to license, distribute, show, or demonstrate the Licensed Software to any company listed on EXHIBIT E, ST shall notify Siebel in writing and obtain Siebel's prior written approval.

5.6 COMPETITIVE ACTIVITY. As a material and fundamental term of this Agreement and in order to protect Siebel's trade secret and other confidential information from inadvertent or inevitable misappropriation or disclosure, ST agrees that neither it nor the ST Group will, directly or indirectly, design, specify, develop, integrate, market, license, distribute or host as an application service provider any products that are directly competitive with the Licensed Software (collectively referred to as "Competitive Activity"). ST shall notify Siebel of any Competitive Activity that any of ST's Affiliates that is not a member of the ST Group engages in of which ST or the ST Group becomes aware.

Notwithstanding the foregoing, (i) ST may continue to provide additional licenses, services and support to existing Cornerstone and Premiere customers, provided that ST shall use commercially reasonable efforts to migrate such customers to the Licensed Software; (ii) ST may market, license, distribute or host to a new customer ST's products that are directly competitive with the Licensed Software only if the Licensed Software does not support such customer's platform or if such new customer requires ST to do so, provided that ST has used commercially reasonable efforts to promote and market the Licensed Software to such new customer; (iii) during the first six (6) months of this Agreement (the "Initial Transition Period"), in the event that the Solution does not reasonably satisfy a customer's requirements, ST may integrate, market, license, distribute or host directly competitive ST software products to or for such Customer to augment the Solution; (iv) during the Wind-Down Period (as defined in Section 2 of EXHIBIT A), ST may design and develop its own directly competitive products and may integrate, market, license, distribute or host as an application service provider such directly competitive products that it has designed or developed or those of a third party; and (v) ST may create new technical releases of the latest versions of its Cornerstone and Premiere software to correct errors and maintain compatibility with required third party hardware and software, but not to add new functionality.

In the event that a program within the Licensed Software is not competitive on an overall basis with a product required by an actual or prospective customer when considering all relevant factors, including but not limited to market factors, features, functionality, performance, quality and supported platforms, given due consideration for market demand regionally or globally and cost, the parties will agree on an commercially reasonable enhancement plan for such program.

In the event that the functionality of a Program is enhanced or altered resulting in such Program becoming directly competitive with a product then currently offered by ST which product (i) was not directly competitive to the Program prior to the enhancement or alteration, and (ii) ST was not restricted from offering prior to the enhancement or alteration, ST and the ST Group may continue to offer such directly competitive product; provided that neither ST nor any member of the ST Group shall have the right to distribute or otherwise sublicense such Program without Siebel's approval, such approval not to be unreasonably withheld.

ST hereby represents and warrants that no entity other than ST or the members of the ST Group is authorized or will be authorized to distribute or otherwise license ST's current product offerings.

6.   PAYMENT

6.1 SUBLICENSE FEES. For each license of all or any portion of the Licensed Software distributed to, produced, deployed, made available to or otherwise used by a Customer pursuant to an agreement or understanding with ST, ST shall pay the Sublicense Fees set forth in EXHIBIT A. ST shall report any distribution, reproduction or use of the Licensed Software by an Customer as set forth in
Section 6.5.

6.2 DOCUMENTATION AND TRAINING MATERIALS. For each copy of Documentation or Training Materials provided to ST by Siebel, ST shall pay Siebel's list prices in effect as of the date such Documentation and Training Materials are ordered, less a discount of ten percent (10%). It is agreed that Siebel will provide to ST ten (10) copies of technical Documentation free of charge, provided that such copies are used solely by ST for development purposes.

6.3 ST MAINTENANCE FEES. ST shall pay Siebel the Siebel Maintenance Fees for Third-Line Support set forth in EXHIBIT A. Such Maintenance Fees shall be payable within thirty (30) days following the end of the month in which the related Sublicense Fee accrued.

6.4 PAYMENT TERMS. Sublicense Fees are payable within sixty (60) days of the end of each calendar month in which they accrued, accompanied by the report set forth in Section 6.5. Except as otherwise provided in this Agreement, all fees or other charges shall be payable thirty (30) days from receipt of the applicable invoice.

6.5 REPORTS AND PAYMENTS. Unless otherwise agreed to by the parties, within five (5) business days of the receipt at ST's headquarters of the completed documentation of each Customer transaction, ST shall submit to Siebel for each transaction a copy of the Order Form, the current version of which is set forth at EXHIBIT G. Such document shall show in detail (i) the number of copies or units of Licensed Software reproduced, distributed, deployed or otherwise used by a Customer of ST during the previous month, (ii) the amount owing Siebel therefor including the ST Sublicense Fees and ST Maintenance Fees, and (iii) the names and locations of the Customers. Within thirty (30) days before the end of each quarter, ST will use its reasonable efforts to provide Siebel a non-binding forecast of Sublicense Fees and other fees to be due to Siebel for that quarter.

6.6 TAXES. The specified amounts listed in this Agreement do not include taxes, duties or fees; if Siebel is required by the tax authorities to pay (i) sales, use, property, value-added, or other taxes, (ii) any customs or other duties, or
(iii) any import, warehouse or other fees associated with the importation or delivery of the Licensed Software, Documentation, or Training Materials or based on the rights and licenses granted by Siebel to ST in this Agreement or on ST's use of Licensed Software, Documentation or Training Materials or any services provided by Siebel to ST hereunder, then such taxes, duties or fees shall be billed to and paid by ST. If ST is permitted to declare any such taxes, ST shall declare and pay such taxes and Siebel shall not be required to invoice ST. This Section shall not apply to taxes based on Siebel's net income.

6.7 RECORDS AND INSPECTION RIGHTS. ST will keep and maintain proper records and books of account relating to its distribution and sublicensing of Licensed Software to Customers. Siebel may have a nationally recognized independent audit firm reasonably acceptable to ST inspect and audit on its behalf, any such records to verify ST's compliance with its payment obligations hereunder. Any such inspection will be conducted during regular business hours, upon at least fifteen (15) business days advance written notice (unless the parties agree otherwise on a shorter period of time), at ST's offices in a manner that does not unreasonably interfere with ST's business activities. The person or entity conducting such audit must execute an appropriate confidentiality agreement with respect to ST's non-public or proprietary information. Such inspection shall be at Siebel's cost and expense, unless the inspection reveals that ST underpaid the amount actually owing by ten percent (10%) or more, in which case ST shall pay all reasonable costs and expenses, as evidenced by copies of relevant receipts, incurred by Siebel. Such audits may be conducted no more than once in any twelve (12) month period and shall not include within the scope of the audit any period previously audited hereunder or any period more than fifteen months from the start of the audit. The auditors shall limit the disclosure to Siebel of information obtained from any audit to the following: (a) a description of the scope of the audit, (b) the difference, if any, between the amount paid by ST and the amount which, by the auditor's calculation(s), should have been paid, and (c) a brief description of any transaction resulting in the variance reflected in response to Section (b) above, if any. In the event that Siebel wishes to inspect such books and records, ST will make all relevant records available to such audit firm. ST shall use reasonable commercial efforts to compel its Customers to permit Siebel through an independent, nationally recognized audit firm to inspect the records of such Customer as provided in this Section. ST shall owe simple interest at the rate of ten percent (10%) per year on any past due balances (unless reasonably disputed) pursuant to this Agreement.

7.   LIMITED RIGHT TO USE TRADEMARKS

7.1 GRANT OF LICENSE. Siebel hereby grants to ST and the ST Group under the terms set forth in this Section 7, a non-exclusive license to use the trademarks and trade names set forth in EXHIBIT D (the "Trademarks"), solely in connection with the marketing, distribution and support of the Licensed Software and only in the manner prescribed in this Agreement. ST agrees that it will use the appropriate Trademarks to refer to the Licensed Software in connection with its marketing, distribution and support of the Licensed Software. ST agrees that the Licensed Software and any related services will be marketed under the Siebel brand name and U.S. Trademarks on a worldwide basis. Any other proposed use of the Trademarks must be approved in writing by Siebel in advance of such use.

7.2 FORM OF USE. ST shall only use the Trademarks in the form(s) approved in writing by Siebel, including the -TM- symbol (and, upon registration of

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any registered trademark, the -Registered Trademark- symbol), and an indication that Siebel is the owner of the Trademarks.

7.3 NO USE OF IDENTICAL OR SIMILAR NAMES. ST shall not use as its company name or a component thereof or on other products a mark or name identical with or confusingly similar to the Trademarks.

7.4 PRIOR SUBMISSION OF SAMPLES. ST shall submit to Siebel samples of advertising or other items bearing the Trademarks prior to the use of such advertising or other items. Siebel shall have the right to make reasonable written objections to any such sample within fifteen (15) calendar days of its submission on the grounds that Siebel believes in good faith that the use of such advertising or other items by ST will be damaging to the recognition value or reputation for quality associated with the Trademarks or that the advertising or other items do not meet the standards of quality reasonably required by Siebel. In the event of such an objection, ST shall modify the advertising or other items in accordance with the objection of Siebel prior to the use of such advertising or other items. Failure by Siebel to provide written objection within the fifteen (15) day period referenced above shall be deemed a grant of approval for use of the provided samples.

7.5 LOCAL REGISTRATION OF TRADEMARKS; NO OBJECTIONS TO VALIDITY. Siebel will, in its sole discretion, retain the exclusive right to register the Trademarks. ST agrees not to raise or cause to be raised any questions concerning or objections to the validity of the Trademarks or to the respective rights of Siebel.

7.6 NOTIFICATION OF ADVERSE USE. ST shall promptly notify Siebel of any adverse use by a third party of any of the Trademarks or of a mark or name confusingly similar to any of the Trademarks and agrees to take no action of any kind with respect thereto except with the prior written authorization of Siebel. ST further agrees to provide full cooperation at Siebel's reasonable expense with any legal or equitable action by Siebel to protect its rights, title and interest in the Trademarks.

7.7 INFRINGEMENT PROCEEDINGS. In the event of infringement of the Trademarks by a third party, Siebel shall have the sole right to bring proceedings (including notifications to the Customs Department objecting to the importation of infringing goods) at its expense against the infringing party and to retain any damages recovered in such proceedings. ST shall cooperate with Siebel in the prosecution of any such infringement proceedings. ST shall promptly notify Siebel in writing of any such proceeding and shall provide complete authority, information and assistance to Siebel in connection with such proceeding. Siebel shall have the sole and exclusive authority and obligation to defend and/or settle any proceeding with respect to the Trademarks.

7.8 LOGO LICENSE RIGHTS. ST agrees to the terms of the Logo License Addendum set forth in EXHIBIT H hereto as well as the terms of the Logo Usage Guidelines, as such guidelines may be promulgated by Siebel from time to time in its sole discretion ("Logo Usage Guidelines").

8.   OWNERSHIP AND PROPRIETARY RIGHTS

Siebel and its suppliers shall retain all title, copyright and other proprietary rights in and to the Licensed Software. ST does not acquire any rights, express or implied, in the Licensed Software, other than the sole and exclusive property of Siebel, free from any restriction imposed upon Siebel by the provisions of Section 13.1. Unless expressly agreed otherwise, ST and its suppliers shall retain all title, copyright and other proprietary rights in and to the software provided by ST as part of the Value Added Offering.

In the event Siebel requests ST to furnish Siebel with engineering or other technical resources in connection with future development work for the Licensed Software (above and beyond suggestions to Siebel regarding new features, functionality or performance), ST's development role, compensation and ownership rights, if any, for the provision of such services will be addressed in a separate written agreement. In the event ST: (i) has independently developed or acquired rights to products or other works which it believes may be complementary to the Licensed Software, and (ii) desires Siebel to evaluate the usefulness of such products or other works, the parties shall enter into an evaluation and non-disclosure agreement before ST makes any disclosures of proprietary or confidential information to Siebel in connection with such products or other works.

9.   INDEMNIFICATION

9.1 INTELLECTUAL PROPERTY INFRINGEMENT. If a third party makes a claim against ST, the ST Group or a Customer that the Licensed Software directly infringes any registered patent or any copyright, trade secret or trademark ("IP Claim"); Siebel will defend ST, such member of the ST Group or such Customer against the IP Claim and pay all costs, damages and expenses (including reasonable legal fees) finally awarded against ST, such member of the ST Group or such Customer by a court of competent jurisdiction or agreed to in a written settlement agreement signed by Siebel arising out of such IP Claim; PROVIDED THAT: (i) ST, such member of the ST Group or such Customer promptly notifies Siebel in writing within a reasonable time period after its receipt of notification of a potential claim; (ii) Siebel may assume sole control of the defense of such claim and all related settlement negotiations; and (iii) ST, or such member of the ST Group and such Customer provides Siebel, at Siebel's request and expense, with reasonable assistance, information and authority necessary to perform Siebel's obligations under this Section. Notwithstanding the foregoing, Siebel shall have no liability for any claim of infringement based on (a) the use of a superseded or altered release of Licensed Software if the infringement would have been avoided by the use of a current unaltered release of the Licensed Software, which Siebel provided to ST, (b) the modification of the Licensed Software, or
(c) the use of the Licensed Software other than in accordance with the Documentation.

If, due to an IP Claim, (i) the Licensed Software is held by a court of competent jurisdiction or are believed by Siebel to infringe, or (ii) ST receives a valid court order enjoining ST from using the Licensed Software, Siebel shall in its reasonable judgment, and at its expense, (a) replace or modify the Licensed Software to be non-infringing; (b) obtain for ST and/or its Customers a license to continue using the Licensed Software; or (c) if Siebel through commercially reasonable efforts cannot obtain the remedies in (a) or
(b), terminate the license for the infringing Licensed Software and refund, upon its return by ST and at ST's Election (as defined below), either two (2) times the license fees paid to Siebel by ST for such Licensed Software or the license fees paid to ST or the ST Group by Customers for such Licensed Software, provided, however, that during the first year after the Effective Date only, in the event that (i) the termination of the license for the infringing Licensed Software would result in a loss of functionality that materially adversely impacts ST's overall ability to distribute the Licensed Software and (ii) ST immediately terminates this Agreement without the application of the Wind-Down Period, Siebel will refund to ST the greater of (y) one and one-half (1.5) times the license fees paid for such Licensed Software or (z) $10,000,000.This Section 9 states Siebel's entire liability and ST's exclusive remedy for any claim of infringement. It is understood and agreed that (i) as used in this Section 9.1, "ST's Election" means a one-time election by ST of the remedies set forth above, and (ii) the remedy elected will apply to the claim of infringement at issue and any subsequent claims of infringement.

9.2 MUTUAL INDEMNIFICATION. If a third party makes a claim against a party (the "Indemnified Party") based on a breach by the other party (the "Indemnifying Party") of its warranties as stated in Section 3.10 and Section 10, the Indemnifying Party will defend the Indemnified Party against that claim at the Indemnifying Party's expense and pay any finally awarded damages or amounts agreed to in a written settlement agreement approved by the Indemnifying Party. The obligation of the Indemnifying Party to defend the Indemnified Party against a claim under this Section 9 is conditioned on performance of the following by the Indemnified Party. The Indemnified Party must:

     (a) promptly provide the Indemnifying Party with written notice for the claim;

     (b) provide the Indemnifying Party reasonable assistance in the defense of the claim, at the Indemnifying Party's expense, and

     (c) allow the Indemnifying Party to control and cooperate with it in the defense of the claim and settlement negotiations.

The Indemnified Party may participate in the proceedings at its option and expense.

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10.  LIMITED WARRANTIES AND DISCLAIMERS

10.1 LIMITED PROGRAM WARRANTY. Siebel warrants for a period of one (1) year from the date on which the copy of the Licensed Software is first delivered to a Customer hereunder, that the unmodified version of the Licensed Software will perform in all material respects the functions described in the Documentation when operated on a Supported Platform. The parties agree and acknowledge that the foregoing warranty only applies to Licensed Software first delivered to ST or to a Customer and not to any Updates subsequently provided to ST or such Customer. In the event of a breach of this warranty, ST's sole and exclusive remedy and Siebel's sole liability shall be for Siebel to use its commercially reasonable efforts to correct or provide a workaround for reproducible errors that cause breach of this warranty, or if Siebel is unable to make the Licensed Software operate as warranted within a reasonable period of time considering the severity of the error and its impact on ST, ST shall be entitled to recover one and one-half times the fees paid to Siebel for the applicable Licensed Software as well as for fees for applicable Licensed Software, the functionality of which is reasonably affected by the Licensed Software breaching this warranty.

10.2 LIMITED MEDIA WARRANTY. Siebel warrants that the tapes, diskettes or other media upon which the master copy of the Licensed Software is delivered by Siebel to those specified in this Agreement. In the event that ST makes suggestions to Siebel regarding new features, functionality or performance that Siebel adopts for the Licensed Software, such new features, functionality or performance shall become ST to be free of defects in materials and workmanship under normal use for one (1) year from the date of delivery by Siebel. In the event of a breach of this warranty, ST's sole and exclusive remedy and Siebel's sole liability shall be the replacement of the defective media, PROVIDED THAT ST shall acquire an RMA number from Siebel before returning defective media to Siebel.

10.3 LIMITED SERVICES WARRANTY. Siebel warrants that any services contracted to be performed by Siebel pursuant to this Agreement shall be performed in a professional and workmanlike manner consistent with generally accepted industry standards. This warranty shall be valid for one hundred twenty (120) days from the date of invoice for such service. In the event of a breach of this warranty, ST's sole and exclusive remedy and Siebel's sole liability shall be the reperformance of the services, or if Siebel is unable to perform the services as warranted, ST shall be entitled to recover the fees paid to Siebel for the unsatisfactory services.

10.4 ANTI-VIRUS WARRANTY. Siebel represents and warrants that to the best of its knowledge after employing reasonable technical means to detect computer viruses, the Licensed Software does not contain any virus or other computer software code, routines or hardware components (other than as set forth in the Documentation) designed to disable, damage, impair, or erase the Licensed Software or other software or data. In the event of a breach of this warranty, ST's sole and exclusive remedy and Siebel's sole liability shall be to immediately replace all copies of the affected Licensed Software, or if Siebel is unable to make the Licensed Software operate as warranted within a reasonable period of time considering the severity of the error and its impact on ST, ST shall be entitled to recover one and one-half times the fees paid to Siebel for the applicable Licensed Software.

10.5 ANCILLARY PROGRAM WARRANTIES. Siebel assigns to ST and ST shall have the benefit of any and all third party warranties, service agreements and infringement indemnities available to end users of the Ancillary Programs; provided, however, that ST's sole remedy for breach of any such warranty, indemnification, service agreement, or other rights and causes of action shall be against the third party offering such rights and not against Siebel. Siebel warrants the Ancillary Programs to the extent that Siebel will demand of the manufacturer or distributor of the Ancillary Programs the delivery of a version of the Ancillary Program free of material errors. Siebel will use commercially reasonable efforts to ensure that the manufacturer or distributor of the Ancillary Programs provides such a replacement version. Siebel is not obligated to modify the Ancillary Programs. The foregoing states Siebel's entire liability and ST's sole and exclusive remedy with respect to a breach of warranty concerning the Ancillary Programs.

10.6 YEAR 2000 WARRANTY. Siebel warrants that the Licensed Software, as provided by Siebel, is capable of processing, recording, storing and presenting data containing four-digit years after December 31, 1999 in substantially the same manner and with substantially the same functionality as before January 1, 2000. Siebel assumes no responsibilities or obligations to cause third-party products or services, including but not limited to the Value Added Offering, to function with the Licensed Software. Siebel will not be in breach of this warranty for any failure of the Licensed Software to correctly create or process date-related data if such failure results from the inability of any software, hardware, or systems of ST or Customer or any other third party (including any underlying database engines, operating systems, and related drivers) either to correctly create or process date-related data or to create or process such date-related data in a manner consistent with the method in which the Licensed Software create or process date-related data. In the event of a breach of this warranty, ST's sole and exclusive remedy and Siebel's sole liability shall be to use its commercially reasonable efforts to correct or provide a workaround for reproducible errors in the Licensed Software that cause breach of this warranty, or if Siebel is unable to make the Licensed Software operate as warranted within a reasonable time considering the severity of the error and its impact on the ST, ST shall be entitled to return the affected Licensed Software to Siebel and recover one and one-half times the sublicense fees paid to Siebel for such Licensed Software. In the event that an Ancillary Program or other third party product is not Year 2000 compliant, Siebel shall use commercially reasonable efforts to provide ST with relevant information regarding such product or the vendor of such product; provided, however, that ST's sole remedy for any failure of any Ancillary Programs or other third party products to be Year 2000 compliant shall be against the third party vendor of such products and not against Siebel.

10.7 DISCLAIMERS. ST must report in writing (with a written notice to Siebel as set forth in Section 13.3) any breach of the warranties contained in this
Section 10 during the relevant warranty period. Siebel does not warrant that the Licensed Software will meet ST's or any Customer's requirements, that the Licensed Software will operate in the combinations which ST or any Customer may select for use, that the operation of the Licensed Software will be uninterrupted or defect-free, or that all defects will be corrected; provided, however, that if ST is current on Maintenance Fees, Siebel shall be obligated to provide Maintenance and Support Services. Siebel shall have no Year 2000-related liabilities for any products or services except as expressly stated in this Agreement. Pre-Production Programs, limited releases of Licensed Software, Training Materials, and computer-based training products are distributed "AS IS." THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, DATA OR USE, INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES except that in the event ST makes unauthorized copies of the Licensed Software, Siebel shall be entitled to recover the full amount of any license fees that would relate to such copies. It is understood that the foregoing sentence shall not be construed to limit ST's right to recover finally awarded damages under Section 9.

Except for any breach or misappropriation of ST's intellectual property rights by Siebel, for Siebel's liability under Section 9 or for any breach of Siebel's obligations under Section 13.1, Siebel's aggregate and cumulative liability for actual and direct damages hereunder shall in no event exceed one and one-half times the sum of all fees paid or payable by ST under this Agreement, and if such actual and direct damages relate to ST's use of the Licensed Software or services, such liability shall be limited to the one and one-half times the sum of all fees paid or payable for the relevant Licensed Software or services giving rise to the liability. Except for any breach or misappropriation of Siebel's intellectual property rights by ST or a ST Affiliate, for ST's liability under Section 9.2 or for any breach of ST's obligations under Section 13.1, ST's aggregate and cumulative liability for actual and direct damages hereunder shall in no event exceed the sum of one and one-half times all fees paid or payable by ST under this Agreement.

Notwithstanding the preceding paragraph, in the event of Siebel's intentional breach of its obligation set forth in Section 9 of EXHIBIT A, ST shall be entitled to reimbursement of its direct damages, subject to the limitation of liability contained in the first paragraph of this Section 11.

12.  TERM AND TERMINATION

12.1 TERM. This Agreement shall commence on the Effective Date and shall continue in force through the Initial Term, as defined in EXHIBIT A, unless sooner terminated as provided in this Agreement. This Agreement may be extended after the Initial Term as set forth in EXHIBIT A. Except as otherwise set forth in EXHIBIT A, neither party shall have any obligation to renew or extend the term of the Agreement, and no payments, liabilities or damages shall be due either party, or shall be imposed upon either party, for its decision to terminate or not to renew the Agreement.

12.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement, by written notice to the other party: (a) upon the material failure of the other party to observe, keep or perform any of the material covenants, terms or conditions herein (including the failure to pay sums owed to the other party when due), if such default continues for thirty (30) days after written notice by the other party or if the parties agree that such cure is not reasonably capable of being made within thirty (30) days, then as soon thereafter as practicable, provided that the party in default is using commercially reasonable efforts to cure during such time period, (b) if all or substantially all of the assets of a party are acquired by a direct competitor of the other party, or (c) upon either party's dissolution or ceasing to do business. It is understood and agreed that termination pursuant to this Section 12.2 shall be subject to the Wind-Down Period, except for termination following (i) any breach by ST of Siebel's intellectual property rights which has a material adverse effect on Siebel, including without limitation a material breach of Section 13.1.

12.3 EFFECT OF TERMINATION. Except as set forth in EXHIBIT A, upon expiration or termination of this Agreement: (a) all licenses and rights granted to the parties shall terminate, except as set forth below or in Section 12.5; (b) each party shall refrain from representing themselves as a party to this Agreement;
(c) any Customer sublicenses previously granted hereunder will not be affected; and (d) any other rights of either party which may have accrued up to the date of termination shall not be affected. ST shall be free to continue providing support to its Customers who are under contract with ST for such support following a termination provided that (i) Siebel shall not be obligated to provide ST any Updates or Software Maintenance and Support Services to ST under this Agreement and (ii) Siebel and its third party partners are not restricted from providing Updates or other maintenance and support directly to such customers.

12.4 LIMITATION OF LIABILITY ON TERMINATION. Notwithstanding the foregoing, upon expiration or lawful termination, neither party will be liable to the other party, because of such termination, for compensation (except for accrued compensation), reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Siebel or ST.

12.5 DISCONTINUATION OF LICENSED SOFTWARE, DOCUMENTATION, TRAINING MATERIALS, MARKETING MATERIALS AVAILABILITY. Except as otherwise agreed to by the parties, when Siebel reasonably determines that the market demand or other business factors for any Licensed Software, Documentation, Training Materials or Marketing Materials no longer warrants continued availability to end users, Siebel may at its reasonable discretion and without liability to ST, remove such Licensed Software, Documentation, Training Materials or Marketing Materials from general availability in which case ST shall discontinue all marketing and distribution of such Licensed Software, Documentation, Training Materials, Marketing Materials within ninety (90) days of Siebel's notification to discontinue general availability for such Licensed Software, Documentation, Training Materials or Marketing Materials.

12.6 SURVIVAL. Sections 3.11 ("ST Indemnity"), 5.2 ("Prohibition on Decompiling"), 6 ("Payments"), 7.7 ("Infringement Proceedings"), 8 ("Ownership and Proprietary Rights"), 9 ("Infringement Indemnity"), 11 ("Limitation of Liability"), the third sentence of Section 12.1 ("Term"), 12.3 ("Effects of Termination"), 12.6 ("Survival") and 13 ("General") shall survive the termination of this Agreement.

13.  GENERAL

13.1 NONDISCLOSURE. Each party may have access to information that is confidential to the other party ("Confidential Information"). Siebel's Confidential Information shall include, but not be limited to, the Licensed Software, Documentation, Training Materials, Ancillary Programs, formulas, methods, know how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names and the terms and pricing under this Agreement. ST's Confidential Information shall include, but not be limited to, its software programs, documentation, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names and prospective customer names. Confidential Information includes all information received from third parties that either party is obligated to treat as confidential.

Each party will identify all information considered by it to be "Confidential Information" as follows: (a) information that is provided in writing will be legibly marked as "Confidential," or with some equivalent legend, and (b) any such information that is not easily markable, and any such information that is verbally disclosed, will be identified as "Confidential" at the time of disclosure and will thereafter be described in a writing, delivered to the recipient within ten (10) days after original disclosure, which specifies in detail the "Confidential Information" disclosed. In addition, a disclosing party shall mark all information considered by it to be a trade secret with an appropriate legend consistent with the foregoing sentence.

A party's Confidential Information shall not include information that (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party without use of or reference to the other party's Confidential Information. In addition, this Section 13.1 will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required to be disclosed by law or valid order of a court or other governmental authority; PROVIDED, HOWEVER, that in any judicial or administrative proceeding the responding party shall first have given notice to the other party and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued.

The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party (except that ST may disclose Siebel's Confidential Information to Customers and prospective customers provided that such disclosure is pursuant to a written nondisclosure agreement at least as protective of Siebel's Confidential Information as this Section 13.1) or to use each other's Confidential Information for any purpose other than in the performance of this Agreement. ST shall not disclose the results of any performance tests of the Licensed Software to any third party, other than to Customers or prospective customers who have executed a non-disclosure agreement reasonably acceptable to Siebel, without Siebel's prior written approval. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in breach of this Agreement. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of five (5) years thereafter; provided, however, that (i) with respect to source code, the Siebel Data Model Reference Manual, the Siebel Data Mart Data Model Reference, and other highly sensitive confidential information clearly identified as such at the time of disclosure by either party, the nondisclosure obligations set forth herein shall continue indefinitely and
(ii) with respect to information designated by the disclosing party as a "trade secret", the nondisclosure obligations set forth herein shall continue for so long as such information remains a trade secret under applicable law. Each party's additional obligations regarding the Siebel Data Model Reference Manual and Siebel Data Mart Data Model Reference are set forth in EXHIBIT C. Each party acknowledges and agrees that, due to the unique nature of Confidential Information, there may be no adequate remedy at law for breach of this Section 13.1 and that such breach may cause irreparable harm to the non-breaching party; therefore, the non-breaching party shall be entitled to seek immediate injunctive relief, in addition to whatever remedies it might have at law or under this Agreement. This Section 13.1 constitutes the entire understanding of the parties and supersedes all prior or contemporaneous agreements, representations or negotiations, whether oral or written, with respect to Confidential Information.

13.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

13.3 NOTICES. All notices required to be sent hereunder shall be in writing and shall be deemed to have been given upon (i) the date sent by confirmed facsimile, (ii) on the date it was delivered by courier, or (iii) if by certified mail return receipt requested, on the date received, to the addresses set forth above and to the attention of the signatory of this Agreement or to such other address or individual as the parties may specify from time to time by written notice to the other party. A notice to ST shall not be effective unless a copy is also sent to the attention of ST's "Legal Department" at the same address set forth above.

13.4 DELIVERY. All materials provided by Siebel hereunder shall be delivered to ST on a F.O.B. Siebel's San Francisco Bay Area basis for destinations within the United States, or on a FCA (Incoterms 1990) Siebel's San Francisco Bay Area Headquarters (or the address of Siebel's designee) basis for destinations outside the United States; at which point title to the carrier media and risk of loss or damage to the materials shall be transferred from Siebel to ST. Nothing in this Section shall be deemed to transfer title to, or provide ST with any rights in, the Licensed Software, Documentation, or Training Materials, except as specifically provided in this Agreement.

13.5 INJUNCTIVE RELIEF. It is expressly agreed that a breach of Sections 2.1 or
13.1 of this Agreement by ST may cause irreparable harm to Siebel and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, Siebel will be entitled to seek an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the above provisions.

13.5A MEDIATION. Except for any action based on a claim of infringement or other violation of intellectual property rights, including without limitation a breach by either party of Section 13.1, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to JAMS, or its successor, for mediation. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS' panel of neutrals, and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith, and that they will share equally in its reasonable costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may seek equitable relief prior to the mediation to preserve its rights pending the completion of that process. Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or sixty (60) days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties mutually agree. The provisions of this Section 13.5A may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all reasonable costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

13.6 RELATIONSHIP BETWEEN THE PARTIES. Siebel is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

13.7 FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money for over ninety (90) days) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages, or any other cause which is beyond the reasonable control of such party.

13.8 WAIVER. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

13.9 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

13.10 HEADINGS. The paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such paragraph, or in any way affect this Agreement.

13.11 ASSIGNMENT. Neither this Agreement nor any right, interest or obligation herein is assignable or transferable by either party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, except that no consent shall be required in the event of an assignment to a successor of ST or Siebel by merger, reorganization or sale of all or substantially all of its assets or capital stock, provided that the successor
(i) is not a direct competitor of the other party, and (ii) agrees in writing to be bound by the terms of this Agreement.

13.12 COMPLIANCE WITH LAW AND REGULATIONS. ST shall act in strict compliance with all applicable laws, ordinances, regulations and other requirements of any government authority pertaining to ST's activities under the Agreement and shall provide, pay for, and keep in good standing all permits, licenses or other consents necessary for such activities.

13.13 EXPORT CONTROL. The parties agree that the export of Licensed Software is subject to the export control laws of the United States of America and each party agrees to abide by all such export control laws and regulations. Without limiting the generality of the foregoing, ST expressly agrees that it shall not, and shall cause its representatives to agree not to, export, directly or indirectly, re-export, divert, or transfer the Licensed Software, Documentation or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Controls. At ST's request, Siebel will appraise ST as to the export permits it has obtained.

13.14 CONFIDENTIAL AGREEMENT. Neither party will disclose any terms or the existence of this Agreement, except that the parties may issue a jointly approved press release announcing ST's rights to distribute and market the Licensed Software. Siebel shall have the right to use ST's name in customer lists or promotional documents that incorporate such lists.

13.15 COUNTERPARTS AND EXCHANGES BY FAX. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Agreement.

13.15A NON-SOLICITATION. Each party agrees not to intentionally solicit for employment the employees or contractors of the other party who are directly involved in the performance of this Agreement. Both parties acknowledge that (i) any newspaper or other public solicitation not directed specifically to such person shall not be deemed to be a solicitation for purposes of this provision, and (ii) this provision is not intended to limit the mobility of either party's employees or contractors.

13.16 NOTICE OF RESTRICTED RIGHTS FOR U.S. GOVERNMENT SUBLICENSES. If ST grants a sublicense to the United States Government, the Licensed Software, Ancillary Programs and Documentation shall be considered "commercial computer software," and ST shall place a notice provision, in addition to the applicable copyright notices, on the Documentation and media label, substantially similar to the following: "U.S. GOVERNMENT RESTRICTED RIGHTS. Programs, Ancillary Programs and Documentation, delivered subject to the Department of Defense Federal Acquisition Regulation Supplement, are 'commercial computer software' as set forth in DFARS 227.7202, Commercial Computer Software and Commercial Computer Software Documentation, and as such, any use, duplication and disclosure of the Programs, Ancillary Programs and Documentation shall be subject to the restrictions contained in the applicable Siebel license agreement. All other use, duplication and disclosure of the Programs, Ancillary Programs and Documentation by the U.S. Government shall be subject to the applicable Siebel license agreement and the restrictions contained in subsection (c) of

FAR 52.227-19, Commercial Computer Software - Restricted Rights (June 1987), or FAR 52.227-14, Rights in Data - General, including Alternate III (June 1987), as applicable. Contractor/licensor is Siebel Systems, Inc., 1855 South Grant Street, San Mateo, CA 94402."

13.17 ENTIRE AGREEMENT. This Agreement, together with the attached exhibits, which are incorporated by reference, and the following agreements between the parties executed contemporaneously herewith: the Siebel Alliance Program Master Agreement and the Software License and Services Agreement, constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement and such exhibits. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party. No other act, document, usage or custom shall be deemed to amend or modify this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

The Effective Date of this Agreement shall be July 14th, 2000.

EXECUTED BY:  IMS HEALTH STRATEGIC TECHNOLOGIES, INC.

Signature: /s/ Wayne P. Yetter
          ---------------------------------------------
Name:     Wayne P. Yetter
Title:    Chief Operating Officer, IMS Health
Date:     June 30, 2000

EXECUTED BY: SIEBEL SYSTEMS, INC.

Signature: /s/ Kevin A. Johnson
          ---------------------------------------------
Name:     Kevin A. Johnson
Title:    Vice President, Legal Affairs
Date:     July 14, 2000

                                    EXHIBIT A

                                LICENSED SOFTWARE

1.   FEES.

     1.1       SUBLICENSE FEES.

          (a)  The Sublicense Fees will be as follows:

               (i) ***** of ST's Net License Fees for any Licensed Software licensed as part of a Joint Offering;

               (ii) ***** of ST's Net License Fees for any ST Cornerstone or
                    Premiere software licensed to new customers during the Initial Transition Period as permitted under Section 5.6 of this Agreement except as described in Sections 1.1(a)(iii),
                    (v), and (vi) below;

               (iii)***** of ST's Net License Fees for any ST Cornerstone or
                    Premiere software licensed to entities on ST's list of current prospects set forth in EXHIBIT K hereto (the "ST Prospect List") for a period of six (6) months following the Effective Date. The parties further understand and agree that, notwithstanding any provision or agreement to the contrary, ST shall not be entitled to any percentage of revenue received by Siebel from customers on Siebel's list of current prospects set forth in EXHIBIT L hereto (the "Siebel Prospect List") for orders executed by Siebel and the prospect pursuant to a written agreement between such parties within three (3) months following the Effective Date unless the parties mutually agree in writing to collaborate on providing products to such customers;

               (iv) ***** of ST's Net License Fees for localized (non English language) versions of the Licensed Software developed by Siebel;

               (v) ***** of ST's Net License Fees for localized (non English language) versions of any ST Cornerstone and Premiere software for the first six (6) months following the Effective Date, after which time such Sublicense Fees shall be ***** of ST's Net License Fees for Cornerstone and Premiere software licensed to new customers; and

               (vi) ***** of ST's Net License Fees for ST's handheld software applications from the Effective Date until the lesser of (a) six (6) months after the Effective Date or (b) three (3) months after Siebel makes generally available a handheld software application that includes direct-to-server capability, after which time such Sublicense Fees shall be ***** of ST's Net License Fees for ST's handlheld software applications licensed or sold to new customers.

          (b) Notwithstanding anything in Section 1.1(a) above, the parties agree that such Sublicense Fees will not be due or owing with respect to any of the following:

               (i) fees for any other services or other software provided by ST or a member of the ST Group to its customers;

               (ii) fees for the licensing of Cornerstone or Premiere software to any ST customer that (A) is an existing customer of ST as of the Effective Date, or (B) becomes a customer of ST during the Initial Transition Period for Cornerstone or Premiere software and is identified on the ST Prospect List; and

               (iii)fees for any services or software provided by a third party or through ST on behalf of a third party, unless such third party is a member of the ST Group (and then only to the extent expressly described in Section 1.1(a) above).

          (c) Notwithstanding the terms of Section 1.1(a)(i) and except as otherwise agreed in writing by the parties hereto:

               (i) the Sublicense Fees payable for any Licensed Software will NOT be MORE than ***** of the Siebel Published List Price ("SPLP") therefor; and

               (ii) the Sublicense Fees payable for any Licensed Software will
                    NOT be LESS than the minimum percentage stated below as applied against the Siebel Published List Price" then in effect and based on the total "Transaction Value", as the term is defined below:

                       TRANSACTION VALUE             Minimum Sublicense
                          (US $000s)             FEES TO SIEBEL (% OF SPLP)
                            *****                           *****

               "Transaction Value" will be calculated using the Siebel Published List Prices then in effect for the Licensed Software provided with the Joint Offering as of the time of the applicable Customer's transaction with ST. "Transaction Value" will not be based upon any fees relating to other software or any services. Upon the request of ST, Siebel agrees to discuss in good faith a reduction in such Sublicense Fees for transactions having a Transaction Value in excess of *****.


**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

               (iii) in the event that Siebel offers generally to its customer base a temporary promotional discount, the minimums set forth above shall be adjusted accordingly during such time period.

          (d) In no event shall the amounts due under (a)(ii) above for the ST software be (i) more than ***** of ST's standard list price for the ST software and (ii) less than the minimum percentage stated below as applied against the ST standard list price then in effect and based on the total "Transaction Value" as that term is defined below:

                       TRANSACTION VALUE                  Minimum Sublicense
                          (US $000s)                  FEES TO SIEBEL (% OF STLP)
                            *****                                 *****

               "Transaction Value" will be calculated using the ST standard list prices then in effect for the ST product as of the time of the applicable Customer's agreement with ST. "Transaction Value" will not be based upon any fees relating to other software or services. Upon the request of ST, Siebel agrees to discuss in good faith a reduction in such Sublicense Fees for transactions having a Transaction Value in excess of *****.

          (e) Sublicense Fees will accrue upon the earlier of (i) the delivery of the Licensed Software or ST software, as applicable, to the Customer or (ii) the reproduction, deployment or use of the Licensed Software or ST software, as applicable, by the Customer. Net License Fees collected by ST in a currency other than U.S. dollars shall be converted into U.S. dollars by ST at the then prevailing exchange rate at the time of payment to Siebel.


          (f) The parties agree that should ST propose for a specific individual transaction with a Customer Sublicense Fees other than as set forth above, the Sublicense Fees applicable for such individual transaction will be adjusted as mutually agreed to by the parties. Notwithstanding the foregoing, it is understood and agreed that any such adjustment of the Sublicense Fees applicable for an individual transaction shall be within the sole discretion of Siebel.

          (g) In the event a Customer seeks a credit or rebate for Net License Fees paid or payable for any of the Licensed Software, or in the event any Net License Fees payable are uncollectible, and ST requests that its obligation to pay Sublicense Fees to Siebel in connection with such Net License Fees be reduced or eliminated, Siebel agrees to discuss any such request in good faith on a case by case basis. Notwithstanding the foregoing, any such reduction or elimination of Sublicense Fees shall be in Siebel's sole discretion.

     1.2  REVENUE TARGETS

          (a) The following are the non-binding revenue targets of the parties with respect to Sublicense Fees payable to Siebel (including Sublicense Fees collected by Siebel, if any, for customers identified in EXHIBIT M) during the Initial Term of the Agreement ("Revenue Targets"):

                          CONTRACT PERIOD               REVENUE TARGETS

                          First 12 months                    *****
                         Second 12 months
                          Third 12 months
                         Fourth 12 months
                          Fifth 12 months

               It is understood that the parties are examining (a) whether to adjust the Revenue Targets for various country markets outside the United States, and (b) whether to offer versions of the Joint Offering involving less robust versions of the Siebel Sales, Siebel Service and Siebel Call Center Licensed Software to Customers (such less robust versions referred to herein as "Siebel Pharma, Midmarket Edition" products). The Siebel Pharma, Midmarket Edition products, if any, would be developed by Siebel pursuant to Section 15 below and Siebel would set the Siebel List Price for such products. Should Siebel, in its sole discretion, agree to do so, the Revenue Targets will be adjusted to reflect changes made (i) to accommodate the marketplace outside of the United States and/or (ii) as a result of the inclusion of such Siebel Pharma, Midmarket Edition products in the Licensed Software. In addition, if at any time during the Initial Term of the Agreement, the Siebel Published List Prices are reduced below such prices in the first twelve months of this Agreement by more than ten percent (10%), the Revenue Targets above will be adjusted downward accordingly. It is further understood and agreed that on at least an annual basis, the parties will discuss the revision of the Revenue Targets for all Contract Periods (except the first Contract Period) based on overall market conditions, and will agree to adjust such Revenue Targets as mutually acceptable.

          (b) In the event ST exceeds the Revenue Targets in any Contract Period, the excess shall be carried over into subsequent years for purposes of determining whether ST has achieved the succeeding Contract Period Revenue Targets.

          (c) In the event ST (i) fails to achieve a minimum of ***** of the Revenue Target in any Contract Period other than the first Contract Period (the "Revenue Test") and (ii) fails to win the highest number of new purchase decisions among each of the SFA vendors in excess of ***** for sales force automation software for pharmaceutical sales forces in that Contract Year (the "New Purchases Test"), then Siebel may elect to pursue the provisions of this Section 1.2(c) below by written notice to ST within thirty (30) days following the end of such Contract Period (the "Plan Notice"). The


**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

               Plan Notice will state that ST has failed the Revenue Test and the New Purchases Test, the underlying information substantiating these conclusions, and that Siebel is electing to proceed under this Section 1.2(c). Upon receipt of a Plan Notice, the parties will proceed as follows:

               (i) The parties shall promptly meet to discuss the revenue results for the prior Contract Period. Within thirty (30) days following ST's receipt of the Plan Notice, the parties will meet to discuss the reasons for the shortfall and proposed methods to address such shortfall. For that meeting, ST will prepare and deliver to Siebel a written document that describes the likely reason(s) for the shortfall and proposed elements of a plan to address that shortfall. At that meeting, the parties will develop a plan that addresses the shortfall in a manner reasonably satisfactory to both ST and Siebel ("Revenue Plan").

               (ii) ST and Siebel will use commercially reasonable efforts to implement the Revenue Plan.

               (iii)If ST fails to achieve the Revenue Targets in accordance with (and subject to) the Revenue Plan, then the parties will implement an escalation process to be agreed upon by the parties within thirty (30) days after the Effective Date. If, following such escalation process, (i) ST has not used commercially reasonable efforts to achieve ***** of the Revenue Target for the Contract Period and has not used commercially reasonable efforts to achieve the New Purchases Test for the Contract Period in question or (ii) ST has not made sufficient progress toward achieving such revenue amounts, Siebel may terminate this Agreement upon sixty (60) days advance written notice to ST (subject to the Wind Down Period); provided, however, Siebel shall have no such right of termination if the failure to achieve revenue targets is attributable in substantial part to the failure of Siebel of any of its obligations under the Agreement.

                    It is understood and agreed that the Revenue Targets are not revenue commitments to Siebel and ST will not have any penalty or liability for failure to achieve the Revenue Targets other than as expressly stated in this Section 1.2.

     1.3  MAINTENANCE FEES.

          During the term of the Agreement, ST agrees to pay Siebel Maintenance Fees that shall be equal ***** of Sublicense Fees per year, but in no event will ST pay Siebel less than ***** of the cumulative aggregate of the then current Siebel List Price of all Licensed Software which ST has distributed to Customers from the Effective Date during each twelve (12) month period of this Agreement. Maintenance Fees will accrue upon the earlier of (i) the delivery of the Licensed Software to the Customer or (ii) the reproduction, deployment or use of the Licensed Software by the Customer. ST shall pay any Maintenance Fees within thirty (30) days following the end of the month in which the related Sublicense Fee accrued. Notwithstanding anything written in this Section 1.3 to the contrary, ST shall have no obligation to pay maintenance fees to Siebel for (a) Customers that have terminated Third-Line Support, or (b) Customers who are using versions of the Licensed Software no longer supported by Siebel under the terms of the Maintenance Policy set forth in EXHIBIT B.

2. INITIAL TERM. The Initial Term of the Agreement shall begin on the Effective Date and end on the fifth anniversary of the Effective Date; provided, however, that upon the third anniversary of the Effective Date, the parties will discuss whether to extend the Agreement under the current terms for the following two years or to terminate the Agreement on the fifth anniversary of the Effective Date (the fourth and fifth years of the Agreement then being the "Wind-Down Period"). In addition, in the event that the Wind-Down Period is not yet in effect, upon the fourth anniversary of the Effective Date and each anniversary of the Effective Date thereafter, the parties will discuss and agree on whether or not to terminate the Agreement two years from such date (those last two years of the Agreement then being the "Wind-Down Period").

3. VALUE ADDED OFFERING. ST will satisfy the following value added criteria in connection with the Licensed Software and will continue to satisfy such criteria during the term of the Agreement:

         ST will integrate the Licensed Software as a component of the Value Added Offering;
         ST will provide installation support for the Licensed
         Software as part of the Solution; and
         ST will provide consulting services for the Licensed Software as part of the Solution.

4.   TERRITORY. ST's Territory shall be worldwide.


**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

5. LICENSED SOFTWARE. Subject to Section 7 below, the Licensed Software shall consist of the generally available versions of the following base applications and the generally available associated modules subject to the restrictions set forth in Siebel's then current price list and any other product restrictions that Siebel communicates in writing to ST:



SIEBEL WORKGROUPS APPLICATIONS LICENSED SOFTWARE
----------------------------------------------------------------------------------------------------------------------------------
                                PROGRAMS LICENSED
----------------------------------------------------------------------------------------------------------------------------------\
Siebel Sales for Workgroups (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Service for Workgroups (Base Application) and all generally available associated modules
Siebel Call Center for Workgroups (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------

SIEBEL EBUSINESS APPLICATIONS LICENSED SOFTWARE

----------------------------------------------------------------------------------------------------------------------------------
                                PROGRAMS LICENSED
----------------------------------------------------------------------------------------------------------------------------------
Siebel Call Center (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Sales (Base Application) and all generally available associated modules
Siebel Service (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Field Service (Base Application) and all generally available associated modules
Siebel EMail Response (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Professional Services (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel ESales (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel EMarketing (Base Application) and all generally available associated modules
Siebel EService (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel ECustomer (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel EChannel (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Web Objects (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Pharma for Sales (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Pharma for Service (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------
Siebel Pharma for Field Service (Base Application) and all generally available associated modules
Siebel Pharma for Call Centers (Base Application) and all generally available associated modules
----------------------------------------------------------------------------------------------------------------------------------


6. ANCILLARY PROGRAMS(1). The Ancillary Programs currently consist of the following software programs and such other programs as may be listed in Siebel's Documentation from time to time.



-------------------------------------------------------------------------------------------------------------- -------------------
                                                   PRODUCT                                                            VERSION
-------------------------------------------------------------------------------------------------------------- -------------------
Sybase SQL Anywhere                                                                                            v5.x
-------------------------------------------------------------------------------------------------------------- -------------------
Adobe Acrobat Reader                                                                                           v3.0
-------------------------------------------------------------------------------------------------------------- -------------------
Intersolv DataDirect Closed ODBC Driver (for Oracle RDBMS only)(2)                                             v2.x
-------------------------------------------------------------------------------------------------------------- -------------------
MS ODBC Drivers                                                                                                v2.5
-------------------------------------------------------------------------------------------------------------- -------------------


 (1) The Ancillary Programs and any related requirements are subject to change as specified by Siebel in its discretion on thirty (30) days prior written notice to ST; provided, however, ST reserves the right to acquire from a source other than Siebel the license(s) and maintenance for any Ancillary Programs.
 (2) Unless ST has obtained a license to distribute this Ancillary Program from a source other than Siebel, this Ancillary Program may only be distributed by ST under the terms of this Agreement subject to ST's payment of the following fees: (i) sublicense fees equal to $500/copy, and (ii) maintenance fees equal to $75/copy every twelve months. Siebel reserves the right to change such related fees at any time upon written notice to ST.

7.   PRODUCT RESTRICTIONS.

SIEBEL WORKGROUPS EDITION LICENSED SOFTWARE: Distributor may sublicense Siebel Workgroups Edition Licensed Software only to Customers (i) with an installed base of no greater than two hundred (200) Users, and (ii) for which the annual revenue of such Customer combined with the annual revenue of all entities Controlled by or Controlling such Customer does not exceed $250,000,000. Siebel agrees that it will consider limited exceptions to such User and annual revenue limitations on a case-by-case basis in its sole discretion. As used in this
Section 7, the term "Control" means having control of more than twenty percent (20%) of the voting stock in an entity.


SIEBEL eBUSINESS EDITION LICENSED SOFTWARE: Distributor shall require Customers of Siebel for Workgroups Licensed Software who require additional Users that will increase their installed base of Users to more than two hundred (200) Users to transfer their Users from the Siebel Workgroups Edition products to the Siebel eBusiness Edition products and cease use of the Siebel Workgroups Edition products. In addition, ST must obtain Siebel's prior written permission to distribute Siebel Enterprise Edition Licensed Software to any Customer that is a Venture Capital-Backed Internet Company. As used in this Section 7, the term "Venture Capital-Backed Internet Company" means a Customer (i) whose primary line of business involves offering products or services via the Internet, with either completion of the transaction or delivery of the product or service via the Internet; and (ii) that has greater than $10,000,000 in venture capital funding.

8.   ADDITIONAL ST OBLIGATIONS.

     (A) RESOURCE COMMITMENTS. As soon as reasonably practicable after the Effective Date and during the term of this Agreement, ST will dedicate one full-time channel partner manager to support the Licensed Software and ST's obligations under this Agreement. Siebel will dedicate a channel partner manager to support Siebel's obligations under this Agreement. In addition, as soon as reasonably practicable after the Effective Date and during the term of this Agreement, ST will dedicate at a minimum the following personnel resources to support the Licensed Software and ST's obligations under this Agreement. It is understood and agreed that ST may satisfy the following obligations by fulfilling any corresponding obligations pursuant to the Siebel Alliance Program Master Agreement between the parties to be executed contemporaneously herewith.



--------------------------------------- ------------------------------ ------------------------------ ------------------------------
             TIME PERIOD                  CERTIFIED QUOTA-CARRYING           CERTIFIED SIEBEL              CERTIFIED TECHNICAL
                                        SIEBEL SALES REPRESENTATIVES         SALES SPECIALISTS           SUPPORT REPRESENTATIVES
--------------------------------------- ------------------------------ ------------------------------ ------------------------------
CONTRACT  PERIOD  ONE (FIRST 12 MONTHS               50                             10                             20
OF THIS AGREEMENT)
--------------------------------------- ------------------------------ ------------------------------ ------------------------------
CONTRACT  PERIOD  TWO  (SECOND  TWELVE  TO  BE  DETERMINED,  BUT  NOT    TO BE DETERMINED, BUT NOT      TO BE DETERMINED, BUT NOT
MONTHS OF THIS AGREEMENT)               LESS THAN 50                           LESS THAN 10                   LESS THAN 20
--------------------------------------- ------------------------------ ------------------------------ ------------------------------
CONTRACT  PERIOD THREE  (THIRD  TWELVE  TO  BE  DETERMINED,  BUT  NOT    TO BE DETERMINED, BUT NOT      TO BE DETERMINED, BUT NOT
MONTHS OF THIS AGREEMENT)               LESS THAN 50                           LESS THAN 10                   LESS THAN 20
--------------------------------------- ------------------------------ ------------------------------ ------------------------------
CONTRACT  PERIOD FOUR  (FOURTH  TWELVE  TO  BE  DETERMINED,  BUT  NOT    TO BE DETERMINED, BUT NOT      TO BE DETERMINED, BUT NOT
MONTHS OF THIS AGREEMENT)               LESS THAN 50                           LESS THAN 10                   LESS THAN 20
--------------------------------------- ------------------------------ ------------------------------ ------------------------------
CONTRACT  PERIOD  FIVE  (FIFTH  TWELVE  TO  BE  DETERMINED,  BUT  NOT    TO BE DETERMINED, BUT NOT      TO BE DETERMINED, BUT NOT
MONTHS OF THIS AGREEMENT)               LESS THAN 50                           LESS THAN 10                   LESS THAN 20
------------------------------------------------------------------------------------------------------------------------------------


     (B) LEGAL AND BUSINESS TERMS TO BE TREATED AS STRICTLY CONFIDENTIAL: As a material and fundamental condition of this Agreement, each of the parties hereto agrees that the legal and business terms set forth in this Agreement shall be held in strict confidence and may only be disclosed to: (i) their respective employees with a need to know, or (ii) their respective third party financial or legal advisors provided such third parties have executed a non-disclosure agreement with the disclosing party consistent with the terms of this Section, (iii) pursuant to federal or state laws or regulations including securities laws and their related disclosure requirements, or (iv) pursuant to judicial, administrative or arbitration orders and proceedings. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a breach by ST of this Section, Siebel shall be entitled to immediately terminate this Agreement. Nothing contained in this Agreement shall be construed as limiting Siebel's remedies in any manner for a breach of this Section.

9.   ADDITIONAL SIEBEL OBLIGATIONS

     Siebel agrees that it will not enter into an agreement with any of the following entities allowing such entity to resell, host or otherwise distribute the Licensed Software in the Life Sciences Industries market:
     *****. It is understood and agreed that the foregoing restriction in this
     Section 9 shall apply only during the term of this Agreement until the start of the Wind-Down Period, provided that if it is Siebel's unilateral decision to terminate this Agreement and enter the Wind-Down Period, the foregoing restriction shall remain in effect for the first six (6) months of the Wind-Down Period. ST may make additions or deletions from this list from time to time with the written consent of Siebel. Reference to each of the companies above also includes each of their respective parents and majority-owned subsidiaries of such parents and named companies. It is understood and agreed that the restrictions set forth in this Section 9 shall not apply to an acquisition or similar arrangement by Siebel of any of the entities listed in this Section 9.

10.  RESERVED OPPORTUNITIES

     The parties agree that they will jointly market the Licensed Software with respect to the list of reserved opportunities set forth in EXHIBIT M hereto. It is understood and agreed that (i) licensing of the Licensed Software to such opportunities will be via a license agreement between ST or the ST Group and such Customer; (ii) ST and Siebel shall share equally all license and maintenance fees received from such opportunities for the Licensed Software, and (iii) all license fees paid to Siebel for Licensed Software provided to such companies during the Initial Term shall be credited toward ST's achievement of the Revenue Targets set forth in
     Section 1.2 of this EXHIBIT A. It is understood and agreed that the license fees described in this Section 10 shall be subject to the terms set forth in Section 1.1(c) of this EXHIBIT A.



11.  TRAINING

 (a) Siebel agrees to provide certain marketing/technical training classes to ST related to the demonstration, marketing, installation and use of Siebel products at Siebel's expense.

 (b) ST intends to train its sales organization to identify and qualify leads and to represent the capabilities of the Joint Offering. Such training shall be provided to ten (10) ST sales professionals at Siebel's expense in a mutually satisfactory Train-the-Trainer format.

 (c) ST intends to train at least three hundred (300) CRM-focused professional services consultants in more in-depth technical training to enable these resources to develop integration and customization skills with the capability to support implementations of the Joint Offering.

 (d) Any training provided by Siebel which will result in fees or charges to ST will be provided to ST at a discount of ten percent (10%) off Siebel's list prices then in effect.



**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

 (e) Siebel intends to train a majority of its pharmaceutical industry sales representatives on the Joint Offering, including the associated ST products and services, with such training to be provided as approved by ST in advance and at ST expense for trainers and materials. Travel expense will be at Siebel expense. The number of representatives to be trained shall not exceed thirty (30).

 (f) The process for the training described above will be reasonable and mutually agreed to by the parties. Both parties agree to use the most effective training methods available, which may include but are not limited to (1) certified trainers to perform train-the trainer training, (2) distance learning, and (3) internet presentations, and does not necessarily mean that all training will be delivered by the responsible party through personally delivered on-site training courses. Both parties agree to explore opportunities for the other party to present at its sales meetings and similar sales events. An initial joint training plan will be developed within fifteen (15) days after the Effective Date.

12.  TRANSITION ASSISTANCE

     Upon the written request of ST made promptly after either party has notified the other of its intent not to renew this Agreement's term, Siebel shall provide to ST reasonable assistance to allow ST to transition the Joint Offering to operate with software other than the Licensed Software (the "Transition"). Such assistance shall include, without limitation, providing ST reasonable access to and the reasonable assistance of Siebel technical staff to assist ST to effect the Transition in an orderly manner without disruption of service to Customers.

13.  SIEBEL SOFTWARE AND SUPPORT; TECHNOLOGICAL COLLABORATION

 (a) During the term of this Agreement, Siebel shall make expenditures and devote resources reasonably necessary to maintain each element of the Licensed Software and support offered by ST as part of the Joint Offering, including all material functionality, as a competitive offering among ST's target customers, both generally and within each of the local country markets.

 (b) In connection with Siebel's obligations under Paragraph 13(a) above, Siebel will prepare a plan, updated quarterly, specifying in detail how Siebel intends to comply with Paragraph 13(a) ("Enhancement Plan"). Siebel will provide ST with a copy of the Enhancement Plan each quarter. ST will promptly provide to Siebel comments and suggested changes, if any, to the Enhancement Plan. Siebel will accommodate ST's comments and suggested changes in a timely manner as Siebel deems appropriate in its reasonable discretion. Siebel agrees to use the Enhancement Plan in connection with all product design, development, and improvements to Siebel software available (or intended to become available) for inclusion in the Joint Offering. In addition, in Siebel's sole discretion, Siebel will keep ST informed with regard to activities from the QA cycles for the Licensed Software (including versions in development and pre-production versions) and provide ST with reasonable opportunities to participate in the development/fixes resulting from these QA cycles.

 (c) ST will share with Siebel ideas for new or enhanced functionality of the Siebel portion of the Joint Offering, any ideas to be provided on a non-exclusive, non-confidential basis. Siebel will share with ST ideas for new or enhanced functionality of the ST portion of the Joint Offering, any ideas to be provided on a non-exclusive, non-confidential basis. It is understood and agreed that Siebel shall retain all intellectual property rights in and to such new or enhanced functionality to the extent incorporated in the Licensed Software or any other Siebel product.

 (d) Siebel will provide ST with early access to Siebel product marketing associated with (a) any future releases of the software or services for the Joint Offering, including any successor software or services, and (b) any software or related services which may later become available for marketing or licensing to any ST Target Customers. In addition, Siebel will offer ST and up to three (3) of its customers the opportunity to participate in the pre-production testing of newly developed, licensed or acquired products on Siebel's standard terms and conditions associated with such testing, or on such other terms as the parties may agree upon.

14.  MARKET DEVELOPMENT FUND

     In each of the first five (5) years of this Agreement following the Effective Date, ST and Siebel will each spend a dedicated amount of market development funds in direct support of the marketing of the Joint Offering ("MDF" or "Market Development Fund"). Siebel agrees to contribute to the MDF the same amount spent by ST, up to a maximum of $1,000,000 per Contract Period; provided that neither party shall be obligated to fund the MDF or spend any amount pursuant to this Section 14 during the Wind-Down Period. All amounts spent by either party in connection with the MDF under the terms of the Siebel Alliance Program Master Agreement executed by the parties contemporaneously with this Agreement shall be credited towards the obligations of the parties under this Section 14. This Market Development Fund will be jointly administered based on an agreed annual market development plan to be developed (a) within thirty (30) days following the execution of this Agreement by the parties for the 2000 calendar year, and
     (b) at least sixty (60) days prior to the start of each calendar year thereafter.

15.  DEVELOPMENT OF SIEBEL PHARMA, MIDMARKET EDITION PRODUCTS

     Siebel agrees to use commercially reasonable efforts to develop Siebel Pharma, Midmarket Edition products by the end of calendar year 2000. Siebel will continue to maintain, support and produce Updates for such products as Siebel deems appropriate in its reasonable discretion. It is understood and agreed that in the event that Siebel does not continue to maintain, support and produce Updates for such products, the parties will discuss in good faith an appropriate reduction in the Revenue Targets set forth in Section
     1.2 of this EXHIBIT A.

                                    EXHIBIT B

                               MAINTENANCE POLICY

At any given time, provided that ST has paid the applicable Maintenance Services fees, Siebel shall provide support for (a) the then current version of the Licensed Software enumerated in Order Forms executed pursuant to an applicable Software License and Services Agreement, and (b) the immediately preceding version of such Licensed Software, but only for a period of twelve (12) months following the release of the then current version that is made generally available, provided that all such Licensed Software is are then generally available from Siebel and operated on a Supported Platform. Such Licensed Software is referred to in this Policy as the "Supported Programs."

It is understood and agreed that, within a reasonable period of time following a decision by Siebel to cease supporting for all customers a preceding version of the Licensed Software, ST may request in writing that Siebel provide support for such preceding version on a time-and-materials basis, provided that (i) such support would cover product defects only, not enhancements; and (ii) the supported platform would be the Customer's supported platform prior to the discontinuance of support. Such written request by ST will be approved or denied in Siebel's discretion, provided that such approval will not be unreasonably withheld. In the event that Siebel approves such written request, Siebel will use commercially reasonable efforts to make such support available. In the event that Siebel makes available such support, ST will remain obligated to pay Maintenance Fees for such Customer.

1.   MAINTENANCE

Maintenance covers Supported Programs during both implementation and production use of such Programs. Siebel will use reasonable commercial efforts to cure, as described below, reported and verifiable errors in Supported Programs so that such Programs perform in all material respects the functions described in the associated Documentation. Siebel recognizes four severity levels of Supported Program errors or issues:
     SEVERITY 1 - CRITICAL BUSINESS IMPACT. Customer's production use of the Supported Programs is stopped or so severely impacted that the Customer cannot reasonably continue work or a Customer's continued use of the Supported Programs is likely to result in significant data loss or have a significant adverse impact on the Customer's data. Siebel will begin work on the Program error within one hour of notification during Technical Support's normal business hours and will engage development staff until an acceptable workaround is achieved. In the event that Siebel does not satisfy its obligations as set forth in the preceding sentence, the parties will agree to escalate the issue through a mutually agreeable management chain.
     SEVERITY 2 - SIGNIFICANT BUSINESS IMPACT. Important Program features are unavailable with no acceptable workaround. Customer's implementation or production use of the Supported Programs is continuing but not stopped; however, there is a serious impact on the Customer's productivity and/or service levels. Siebel will begin work on the Program error within two hours of notification during Technical Support's normal business hours and will engage development staff until an acceptable workaround is achieved.
     SEVERITY 3 - SOME BUSINESS IMPACT. Important Program features are unavailable but a workaround is available, or less significant Program features are unavailable with no reasonable workaround. Customer's work, regardless of the environment or product usage, has minor loss of operational functionality or implementation resources. Siebel will provide initial response regarding the requested information or documentation clarification within 24 hours of notification during Technical Support's normal business hours and will consider a workaround, if appropriate, and Supported Program enhancements for inclusion in a subsequent Program Update.
     SEVERITY 4 - MINIMAL BUSINESS IMPACT. Customer requests information, an enhancement, or documentation clarification regarding the Supported Programs but there is no impact on the operation of the Supported Programs. Customer's implementation or production use of the Supported Programs is continuing and there is no work being impeded at the time. Siebel will provide initial response regarding the requested information or documentation clarification within 48 hours of notification during Technical Support's normal business hours and will consider Supported Program enhancements for inclusion in a subsequent Program Update. Siebel will provide ST with a single copy of the fix or workaround on suitable media. ST will distribute the fix or workaround to Supported Programs as necessary.

2.   UPDATES

Siebel shall, from time to time, in its sole discretion, make Updates to Supported Programs available to ST at no additional charge except for media and handling charges. If a Customer transfers the Supported Program to a hardware and/or software platform which is not supported by Siebel at the time of such transfer, Siebel shall continue to provide to ST Updates which operate on a Supported Platform and Siebel shall have no further obligation to fix errors which occur when the Program is run on any platform other than the Supported Platform. Notwithstanding the foregoing, ST shall remain obligated to pay for Maintenance Services ordered by ST prior to such transfer.

3.   SUPPORT

3.1 Customer shall establish and maintain the organization and processes to provide First Line Support for the Supported Programs directly to Users.

3.2 If after reasonable commercial efforts Customer is unable to diagnose or resolve problems or performance deficiencies of the Supported Programs, Customer shall contact ST for Second Line Support and ST shall provide support for the Supported Programs in accordance with Siebel's then current policies and procedures for Second Line Support.

3.3 ST shall establish and maintain the organization and processes to provide Second Line Support for the Supported Programs to Customer. Second Line Support shall be provided to Customer only if, after reasonable commercial efforts, Customer is unable to diagnose and/or resolve problems or performance deficiencies of the Supported Programs. Second Line Support shall be provided to up to two designated Siebel trained representatives of Customer.

3.4 Second Line Support shall be provided by ST through (i) telephone support during local normal business hours, (ii) electronic mail, and (iii) through the World Wide Web to the extent such support is technically and reasonably feasible.

3.5 Siebel shall provide ST Third-Line Support for the Supported Programs in accordance with Siebel's then current Maintenance and Support Services Policy. ST shall provide Siebel with the necessary remote access (e.g. modem) to Customer's Supported Platform so that Siebel may, at its option, provide remote diagnostic capability. Siebel does not assure performance of the maintenance services described herein if such remote access is not provided by ST when requested by Siebel. Siebel shall not provide Third Line Support directly to Users.

4.   MAINTENANCE AND SUPPORT FEES

4.1 Annual fees for Maintenance Services as described herein shall be as set forth in the Order Form.

4.2 Siebel may, at its sole option, reinstate lapsed Maintenance Services in accordance with its then current policies upon payment by ST of the applicable reinstatement fee.

5.   EXCLUDED SERVICES

The following services are outside the scope of Siebel's Maintenance
Services:

5.1 Service for Supported Programs which have been subject to unauthorized modification by Customer or ST.

5.2 Service for Supported Programs for which all required maintenance releases have not been implemented by Customer or ST.

5.3 Service which becomes necessary due to: (i) failure of computer hardware or equipment or programs not covered by this schedule; or (ii) any cause or causes beyond the reasonable control of Siebel (e.g., floods, fires, loss of electricity or other utilities), negligence of Customer, ST or any third party, operator error, improper use of hardware or software or attempted maintenance by unauthorized persons.

5.4 Services performed at the Customer's or ST's site unless the parties mutually agree otherwise.

                                    EXHIBIT C

                                  DOCUMENTATION

DESCRIPTION OF DOCUMENTATION:

Siebel's Documentation includes on-line help for all licensed Users, one (1) printed copy of the Data Model Reference Manual, one (1) printed copy of the Data Mart Data Model Reference (if applicable), and one (1) electronic copy (from which Customer may print up to three (3) printed copies) of the Installation and Upgrade Guide, Administration Guide and Release Notes as well as the Documentation that applies to the Licensed Software at no additional charge. Additional Documentation that is currently available from Siebel as of the Effective Date is priced as described in Siebel's price list, less a discount of ten percent (10%) during the first year after the Effective Date of this Agreement.

DATA MODEL REFERENCE MANUAL SUPPLEMENTAL CONFIDENTIALITY TERMS AND CONDITIONS:
The following additional terms and conditions apply to Siebel's provision of the Data Model Reference Manual and the Data Mart Data Model Reference (collectively, "Data Model") to ST. The Data Model shall be governed by the terms that apply to Programs under the Agreement, except that with respect to the Data Model, the nondisclosure obligations set forth in Section 13.1 ("Nondisclosure") of the Agreement shall not be limited to the period equal to the term of the Agreement plus three (3) years, but shall continue perpetually.

1. AUTHORIZED EMPLOYEES AND AUTHORIZED CONTRACTORS. ST may disclose the Data Model only to employees and contractors who (i) require access thereto for a purpose authorized by the Agreement, and (ii) have personally signed the Access Log which is set forth as the initial page of the Data Model. Such employees and contractors are hereby designated "Authorized Employees" and "Authorized Contractors." Notwithstanding the foregoing, if (i) Siebel reasonably believes that any employee or contractor is engaged in the integration, customization or other development-related activities of products similar to or competitive with Siebel's products either for its own benefit or for the benefit of a third party ("Similar Product Development"), and ST cannot assure Siebel to its reasonable satisfaction that such employee or contractor, while engaged in supporting such development activities, will be able to refrain from commingling or sharing any portion of the Data Model with any such Similar Product Development, or (ii) Siebel reasonably believes that the Data Model may not be properly safeguarded by any employee or contractor, Siebel shall notify ST in writing and, upon receipt of such notification, ST shall immediately terminate such employee's or contractor's access to the Data Model. ST shall promptly provide Siebel with a copy of the Access Log upon request. In the event Siebel disapproves of an employee or contractor in accordance with the foregoing, Siebel shall provide ST prompt notice of such disapproval no later than fifteen (15) days following ST's having provided Siebel with a copy of the Access Log. Siebel shall be deemed to have accepted all employees and contractors who have signed the Access Log until Siebel notifies ST to the contrary. Any breach of the Agreement by an employee or contractor of ST shall be deemed to be a breach by ST.

2. PROCEDURES FOR HANDLING THE DATA MODEL. Siebel shall ensure that the Data Model will be appropriately identified as Siebel's Confidential Information before being made available to ST hereunder. ST shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Data Model as ST uses to protect its own confidential trade secret information of a like nature (i.e., other highly-sensitive proprietary technical data and information of ST such as source code). ST shall not disclose any portion of the Data Model to third parties, with the exception of Authorized Employees and Authorized Contractors as set forth in Section 1 above. ST shall maintain one master copy of the Data Model and ST will designate one employee ("Data Model Access Coordinator") who shall be responsible for controlling all access to such master copy. All hard copies of the Data Model must be kept in a locked drawer, cabinet or room at all times when not in use, or otherwise maintained in an at least equally secure place. ST may not reproduce any portion of the Data Model for any purpose. If ST wishes to obtain additional hard copies of the Data Model, Siebel shall provide ST additional copies, as reasonably necessary, at Siebel's then-current price.

3. TRADE SECRETS. The Data Model and any part thereof constitute trade secrets of Siebel and/or its suppliers, and will be used by ST only in accordance with the terms of this Agreement. ST shall take prompt and appropriate action to prevent unauthorized use or disclosure of the Data Model by the Authorized Employees and Authorized Contractors.

                                   EXHIBIT D

                                   TRADEMARKS

SIEBEL-Registered Trademark- and the Siebel product names
Universal Agent-TM-
ActiveBriefings-Registered Trademark-
TSQ -Registered Trademark-
Sales.com-TM-
TrickleSync-TM-

                                    EXHIBIT E

                               RESERVED COMPANIES(1)



---------------------------------- -------------------------------- --------------------------------- -----------------------------
2Order                             Data Code, Inc.                  Market Power, Inc.                RightPoint
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Access Productique                 Data Systems Support             MarketFirst Software              Rubric
---------------------------------- -------------------------------- --------------------------------- -----------------------------
AC Nielsen                         Dataflux Corp.                   MarketForce                       Sage Solutions, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
AccountMate Software               Datawatch, Inc                   MarketSoft                        Salemaker Corporation
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Acxion Corp.                       Davox Corporation                Matrix Holding B.V.               Sales Technologies
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Adante                             Deltek                           McAfee                            SalesBook Systems
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Advent Software Ltd.               Dendrite Software                Mehta Corporation                 Salesforce.com
---------------------------------- -------------------------------- --------------------------------- -----------------------------
AEC Software, Inc                  Desktop Data                     MEI                               SalesGod
---------------------------------- -------------------------------- --------------------------------- -----------------------------
AI International                   Diffusion, Inc.                  Melita International              Saleskit Software
---------------------------------- -------------------------------- --------------------------------- -----------------------------
AIM                                Dr. Glinz und Partner            Metrix, Inc.                      SalesLogix
                                   Unternehmensberatung (pkls)
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Allegis                            Dr. Materna GMBH                 MFJ International                 Salesoft
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Altro Solutions                    Drivetime Software               Microsoft                         SAP AG
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Annuncio                           Early Cloud & Co. (subsidiary    Mosaix                            Saratoga Systems
                                   of IBM)
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Antalys                            EGain                            Moss Micro                        Selectica
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Applix, Inc.                       EIS International, Inc.          Multiactive Software, Inc         Selligent
---------------------------------- -------------------------------- --------------------------------- -----------------------------
ARAMIS                             Epicor                           Mustang                           ServiceSoft
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Astea International                Epiphany                         Netscape                          ServiceWare
---------------------------------- -------------------------------- --------------------------------- -----------------------------
ATIO                               Exchange Applications            NexGen SI                         Silknet Software, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Aurum Software                     Exodus                           Nycomed Amershan.                 Silvon Software, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Baan                               Emerging Market Technologies,    ONcontact!                        Sirius Systems
                                   Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
BackWeb Technologies               Endpoint Marketing Information   OneSource                         Smart Technologies
                                   Systems
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Balder Dialog AS                   Extelligent                      Niku                              Smarter Software
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Baystone                           Firepond                         NMS Services                      SoftAd Group
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Bedford Associates                 Firstwave                        Norbert Dentressan                Software Innovation AS
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Bendata                            Frontline Tech.                  Onyx                              Sterling Software
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Bermac Communications              Geac SmartStream                 Open Market, Inc.                 Symantec/Contact Software
                                                                                                      International
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Blue Martini                       Gelco Information Network, Inc.  Optima Technologies               Symix
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Blue Pumpkin Software              GoldMine Software                Oracle Corporation                Synygy, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Brightware                         Great Elk                        Orbis GmbH                        Team4 Systemhaus GmbH
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Borealis                           Group 1 Software                 Pegasystems, Inc.                 TeleMagic, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Brightware                         Hallogram                        PeopleSoft                        TeleMar Software
---------------------------------- -------------------------------- --------------------------------- -----------------------------
BroadVision                        I2 Technologies                  Peregrine Systems                 TeleVell Sales Solutions
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Broadbase Info.                    IBM                              Pipestream Technologies           Thinque Systems
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Broadway & Seymour                 IMA                              Pivotal                           Trilogy Development Group
---------------------------------- -------------------------------- --------------------------------- -----------------------------
BT Squared                         Info Works Software              Platinum Technology, Inc          UNITRAC Software Corporation
---------------------------------- -------------------------------- --------------------------------- -----------------------------
CAS GmbH                           Intactix International           Pointcast                         UpDate Marketing & Vertrieb G
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Caesar Affarssystem AB             IntellAgent Control Corporation  Point Information Systems         UpSHot Sales
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Calico                             Intelligent Electronics          PowerCerv                         Utopia Technologies
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Callidus Software Inc.             InterChange Group, Ltd.          Prime Response                    Vantive Corporation
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Camos Software un Beratung GmbH    InterMind                        Prism Systems                     Vignette
---------------------------------- -------------------------------- --------------------------------- -----------------------------
ChannelPoint                       IRI Software                     Proscape Technologies, Inc        Warever Corporation
---------------------------------- -------------------------------- --------------------------------- -----------------------------
ChannelWave                        International Sales              Proven Edge, Inc.                 Wayfarer
                                   Information Systems Ltd (ISIS)
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Chordiant Software                 Intershop                        Quintus                           WebBridge
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Cincom Systems                     Interworld                       RTS                               WebEnable
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Clarify                            Janna Systems Inc.               Raxco                             WebEx
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Client Technologies                Kana Communications              Real-Time USA, Inc.               Windsoft
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Commerce One                       Learning International           Remedy Corporation                WinSales, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Concentra                          Lotus                            Relavis Corp.                     Workflow Designs
---------------------------------- -------------------------------- --------------------------------- -----------------------------
CorNet                             Magic Solutions, Inc.            Repository                        WorldWerx, Inc.
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Corepoint (Subsidiary of IBM)      MapLinx Corporation              Royalblue Technologies Plc        Yahoo!
---------------------------------- -------------------------------- --------------------------------- -----------------------------
Cursor GMBH
---------------------------------- -------------------------------- --------------------------------- -----------------------------

(1) Company shall include the parent companies, subsidiaries, overseas branches and overseas offices of the Companies listed above and any company which is involved in the sale or distribution of the products offered by the Companies listed above. Siebel reserves the right to add additional companies (who commercially distribute or otherwise offer a product that is directly competitive with the Licensed Software) to this list from time to time during this Agreement with the consent of ST which consent shall not be unreasonably withheld or delayed. For purposes of adding additional companies to this Exhibit after the Effective Date, the above listed companies are illustrative of the type of companies who commercially distribute or otherwise offer a product that is competitive with the Licensed Software.

                                    EXHIBIT F

                   MINIMUM TERMS OF END USER LICENSE AGREEMENT

ST agrees that its agreements with End Users will contain the following minimum terms and conditions, and that such agreements will not include any additional terms and conditions which are inconsistent with such minimum terms and conditions.

1.   DEFINITIONS.

     1.1 "ANCILLARY PROGRAM" shall mean the third party software specified in the Documentation and in one or more Order Forms issued pursuant to this Agreement and which are delivered with or embedded in the Program.

     1.2 "COMMENCEMENT DATE" of each Program License shall mean the date on which End User and ST enter into an Order Form pursuant to which End User purchases Program Licenses for such Program(s).

     1.3 "DESIGNATED SYSTEM(S)" shall mean End User's computer hardware and operating system(s) designated on the Order Form(s).

     1.4 "MAINTENANCE AND SUPPORT SERVICES" shall mean Program support provided under ST's policies in effect on the date Maintenance and Support Services are ordered, subject to the payment by End User of the applicable fees for such support. ST reserves the right to alter such policies from time to time using reasonable discretion.

     1.5 "ORDER FORM(S)" shall mean the document (substantially in the form of EXHIBIT G) by which End User orders Program Licenses and related services. Each Order Form shall reference the Effective Date of this Agreement and shall be deemed to have been incorporated into this Agreement.

     1.6  [INTENTIONALLY OMITTED]

     1.7 "PROGRAM(S)" shall mean the Programs all as described in one or more Order Forms issued pursuant to this Agreement; the media upon which such software is delivered to End User; and Updates. Programs shall not include Ancillary Programs.

     1.8 "PROGRAM LICENSE" shall constitute each license granted to End User pursuant hereto for a User to use a Program as specified in one or more Order Forms.

     1.9 "TRAINING MATERIALS" shall mean any Siebel Systems' training materials provided in connection with any training courses ordered by Customer and delivered as set forth in this Agreement.

     1.10 "UPDATE(S)" shall mean a subsequent release of the Program which is generally made available for Program Licenses receiving Maintenance and Support Services, at no additional charge. Updates shall not include any release, option or future product which ST licenses separately or only offers for an additional fee, or any upgrade in features, functionality or performance of the Programs which ST licenses separately or only offers for an additional fee; provided, however, that so long as the End User is current on maintenance fee obligations, Updates shall include all (i) bug fixes, patches, and maintenance releases, (ii) new point releases of the Ordered Programs denoted by a change to the right of the first decimal point (e.g., v4.1 to 4.2, v3.0 to 3.1), and (iii) new major version releases of the Ordered Programs denoted by a change to the left of the first decimal point (e.g., v4.2 to 5.0, v4.0 to 3.0) as set forth herein.

     1.11 "USER(S)" shall mean the named or specified (by password or other user identification) individuals authorized by End User to use specified Programs, regardless of whether the individual is actively using the Programs at any given time. The maximum number of Users that may use or access the Programs shall be specified in an Order Form(s) signed by End User and ST. "Users" may include the employees of End User and third parties, PROVIDED that such third party is limited to use of the Programs
     (i) only as configured and deployed by End User and solely in connection with End User's business operations as conducted by or through such third party, including but not limited to the installation, administration or implementation of the Programs for End User, and (iii) made subject to a written agreement with such third party which contains provisions which are consistent with the provisions of Sections 2.1, 2.2 and 4.1.

     1.12 "USER SYSTEM" shall mean the computer hardware and operating systems operated by Users in the course of their employment with End User, including notebook and portable computers.

2.   PROGRAM LICENSE.

     2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, ST hereby grants to End User the following nontransferable, nonexclusive, rights and licenses for End User's own internal business operations as follows:

          A. TO USE. (i) to use the Programs and Ancillary Programs solely on the Designated System, or on a backup system if the Designated System is inoperative; (ii) to use the Documentation solely for purposes of supporting End User's use of the Programs; (iii) to use the Training Materials solely for purposes of supporting Users who attend Siebel Systems' or ST's training courses; (iv) to use the Siebel Tools Programs solely in accordance with the Documentation to create End User-specific objects for use with the Programs; and (v) to have third parties (e.g., system integrators) install, integrate, and implement the Programs and Ancillary Programs for the End User;
          B. TO COPY. (i) to copy the Programs that operate on server systems as reasonably necessary to support the maximum number of authorized Users;
     (ii) to copy the Programs and Ancillary Programs that operate on the personal computers of Users up to the maximum number of authorized Users, provided that End User may make one additional copy of each such Program for use on one personal computer, per named User, so long as such User operates only one copy of such Program at any given time; (iii) to make a reasonable number of additional copies of the Programs and Ancillary Programs solely for archival, emergency back-up, or disaster recovery purposes; and (iv) to copy the on-line help Documentation as reasonably necessary to support its Users.

     2.2 LICENSE RESTRICTIONS AND EXCLUSIONS. The rights granted in Section 2.1 are subject to the following restrictions: (i) End User may use the Ancillary Programs only in combination with the Programs and solely for purposes of installing and/or operating the Programs; End User may not use the Ancillary Programs as stand-alone applications; (ii) End User may not reverse engineer, disassemble, decompile, or otherwise attempt to derive the source code of the Programs or Ancillary Programs; provided that, if required under applicable law, upon End User's request, ST shall provide information necessary for End User to achieve interoperability between the Programs and other software for a nominal administrative charge; (iii) End User may not sublicense or use the Programs or Ancillary Programs for commercial time-sharing, lease, rental, or service bureau use, or to train persons other than authorized Users, unless previously agreed to in writing by ST; (iv) End User shall not use the Siebel Tools Programs for general application development purposes; and (v) with regard to any and all copies of the Programs, Ancillary Programs, and Documentation, End User shall only make exact copies of the versions as originally delivered by ST, End User shall ensure that each copy contains all titles, trademarks, and copyright and restricted rights notices as in the original, and all such copies shall be subject to the terms and conditions of this Agreement.

     2.3 RETENTION OF RIGHTS. ST and its suppliers (including Siebel Systems) reserves all rights not expressly granted to End User in this Agreement. Without limiting the generality of the foregoing, End User acknowledges and agrees that: (i) except as specifically set forth in this Agreement, ST and its suppliers retain all rights, title and interest in and to the Programs, Ancillary Programs, Documentation, Deliverables, and Training Materials and End User acknowledges and agrees that it does not acquire any rights, express or implied, therein; (ii) any configuration or deployment of the Programs shall not affect or diminish ST's or Siebel Systems' rights, title, and interest in and to the Programs; and (iii) if End User suggests any new features, functionality, or performance for the Programs that Siebel Systems subsequently incorporates into the Programs, such new features, functionality, or performance shall be the sole and exclusive property of Siebel Systems and shall be free from any confidentiality restrictions that might otherwise be imposed upon Siebel Systems.

     2.4  TRANSFER AND ASSIGNMENT.

          (a) End User may, upon written notice to ST and payment of any then-applicable transfer fee, transfer a Program from a Designated System; PROVIDED, HOWEVER, that if End User transfers the Program to a hardware and/or software platform which is not supported by ST at the time of such transfer, ST shall continue to provide Updates to End User which operate on the supported platform and ST shall have no further obligation to fix errors which occur when the Program is run on the unsupported platform. Notwithstanding the foregoing, End User shall remain obligated to pay for Maintenance and Support Services ordered by End User prior to such transfer.

          (b) Neither this Agreement nor any rights granted hereunder, nor the use of any of the Programs, may be sold, leased, assigned, or otherwise transferred, in whole or in part, by End User, and any such attempted assignment shall be void and of no effect; PROVIDED, HOWEVER, that End User may assign this Agreement in connection with a merger, acquisition or sale of all or substantially all of its assets unless the surviving entity is a direct competitor of ST or Siebel.

     2.5 VERIFICATION. End User is hereby notified that Siebel Systems Incorporated, a California corporation located at 1855 South Grant Street, San Mateo, CA 94402 is a third-party beneficiary to this Agreement and that the provisions of this Agreement related to End User's use of the Programs are made expressly for the benefit of Siebel and are enforceable by Siebel in addition to ST. At ST's written request, not more frequently than annually, End User shall furnish ST with a certificate executed by an officer of End User providing the number of authorized Users by country; and (b) listing the locations and types of the Designated Systems on which the System Programs are run.

     ST and Siebel reserve the right to audit End User's use of the Programs no more than once annually at ST or Siebel's expense. ST or Siebel shall schedule any audit at least thirty (30) days in advance. Any such audit shall be conducted during regular business hours at End User's facilities and shall not unreasonably interfere with End User's business activities. If such audit reveals that End User has underpaid fees to ST as a result of unauthorized use or copying of the Programs, End User shall pay to ST such underpaid fees at the prices previously agreed to for such Programs plus interest thereon at the prevailing United States prime rate from the initial date of the unauthorized use.

3.   TERM AND TERMINATION.

     3.1 TERM. Each Program License granted under this Agreement shall commence on the applicable Commencement Date and shall remain in effect perpetually unless such Program License or this Agreement is terminated as provided in
     Section 3.2 (Termination by ST).

     3.2 TERMINATION BY ST. ST may terminate this Agreement or any Program License upon written notice if End User breaches this Agreement and fails to correct the breach within thirty (30) days following written notice from ST specifying the breach.

     3.3 HANDLING OF PROGRAMS UPON TERMINATION. If a Program License granted under this Agreement terminates, End User shall (a) cease using the applicable Programs, documentation, and related Confidential Information and (b) certify to ST within thirty (30) days after termination that End User has destroyed, or has returned to ST, the Programs, documentation and related Confidential Information and all copies thereof. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to ST, End User shall acquire a Return Material Authorization ("RMA") number from ST.

     3.4 SURVIVAL. The parties rights and obligations under Sections 2.2(iii), 2.3, 2.4, 3 and 4 shall survive termination of this Agreement.

4.   GENERAL TERMS.

     4.1 NONDISCLOSURE. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). ST's Confidential Information shall include the Programs, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, the terms and pricing under this Agreement, and all information clearly identified in writing at the time of disclosure as confidential.

     A party's Confidential Information shall not include information that (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. End User shall not disclose the results of any performance tests of the Programs to any third party without Siebel's prior written approval.

     The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of three (3) years after termination of this Agreement, provided, however, that (i) with respect to the Siebel Data Model Reference Manual, the Siebel Data Mart Data Model Reference, and other highly sensitive confidential information clearly identified as such at the time of disclosure by either party ("Highly Sensitive Confidential Information"), the nondisclosure obligations set forth herein shall continue indefinitely and (ii) with respect to information designated by the disclosing party as a "trade secret", the nondisclosure obligations set forth herein shall continue for so long as such information remains a trade secret under applicable law. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than in the performance of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. Each party acknowledges and agrees that, due to the unique nature of Confidential Information, there may be no adequate remedy at law for breach of this Section 4.1 and that such breach would cause irreparable harm to the non-breaching party; therefore, the non-breaching party may be entitled to seek immediate injunctive relief, in addition to whatever remedies it might have at law or under this Agreement.

     4.2 DISCLAIMER OF IMPLIED WARRANTIES. ST does not warrant that (i) the Programs will meet End User's requirements, (ii) the Programs will operate in the combinations which End User may select for use, (iii) the operation of the Programs will be uninterrupted or error-free, or (iv) all Program errors will be corrected. Limited Production Programs, pre-production releases of Programs, and Training Materials are distributed "AS IS". THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                    EXHIBIT G
                                   ORDER FORM

                         TO SEE ORDER FORM CLICK ON BAR.



                                "IMS 000323 xls"
                                [OBJECT OMITTED]

                                    EXHIBIT H

                              LOGO LICENSE ADDENDUM

     Siebel and ST agree to the terms contained in this Logo License Addendum ("Addendum"). In the event of conflict between this Addendum and this Agreement, the terms and conditions of this Addendum shall prevail with respect to the subject matter herein.

1.   LOGO LICENSE

1.1 LICENSE GRANT. Subject to and conditioned upon ST's compliance with the terms and conditions of this Addendum, this Agreement and the Logo Usage Guidelines, Siebel hereby grants to ST a non-exclusive, non-transferable right to use within the Territory the Siebel Reseller Logo designated by Siebel, solely in conjunction with ST's permitted activities pursuant to this Agreement and in the manner described in the Logo Usage Guidelines.

1.2 RESTRICTIONS. If Siebel specifies that ST is required to have the Solution validated by Siebel, then ST's rights under this Agreement shall be conditioned upon obtaining such validation from Siebel in accordance with this Agreement. ST may not use or reproduce the Siebel Reseller Logo in any manner whatsoever other than as expressly described in the Logo Usage Guidelines that contains the specific guidelines concerning the size, placement and use of the Siebel Reseller Logo.

1.3 RETENTION OF RIGHTS. Siebel expressly reserves all rights not specifically granted to ST hereunder. Without limiting the generality of the above, ST expressly agrees that Siebel retains all right, title, and interest in and to all of the Siebel Reseller Logos. All use of the Siebel Reseller Logo by ST will inure to the benefit of Siebel. Under no circumstances will anything in this Agreement be construed as granting, by implication, estoppel or otherwise, a license to any Siebel technology or proprietary right other than the permitted use of the Siebel Reseller Logo pursuant to Section 1.1 above.

2.   NO ENDORSEMENT

Except as otherwise expressly agreed in writing by the parties, Siebel does not, and will not, endorse, warrant or guarantee the performance of any Solution, products or services. ST will not represent to any third party that Siebel has endorsed, warranted or guaranteed the performance of any Solution, products or services, that Siebel has implied the merchantability or fitness for a particular purpose of any Solution, products or services, or that Siebel intends to do so.

3.   QUALITY, INSPECTION, AND APPROVAL

3.1 QUALITY OF SOLUTIONS, PRODUCTS AND SERVICES. ST agrees to maintain the quality of the Solution, products and services used in conjunction with the Siebel Reseller Logo at a level that meets or exceeds industry standards and at least commensurate with the quality of Solution, products and services distributed by ST as of the Effective Date.

3.2 QUALITY OF LOGO. The Siebel Reseller Logo may not be altered by any party other than Siebel. The Siebel Reseller Logo must be reproduced from the logo supplied by Siebel. The Siebel Reseller Logo must stand alone in terms of commercial impression generated by the particular usage and shall not be used in close proximity with any other trademark or design. Siebel reserves the right to amend any Siebel Trademarks and to notify ST of any such amendments that are relevant to ST's business or the Siebel Reseller Logo applicable to ST.

3.3 INSPECTION. ST shall supply Siebel with suitable specimens of the Solution and products and ST's use of the Siebel Reseller Logo in connection with the Solutions, products and services at the times and in the manner described in the Logo Usage Guidelines, or at any time upon reasonable notice from Siebel. ST shall cooperate with Siebel to facilitate periodic review of ST's use of the Siebel Reseller Logo and of ST's compliance with the quality standards described in this Agreement.

3.4 APPROVAL. Siebel reserves the right to approve or reject use of the Siebel Reseller Logo by ST. ST shall fully correct and remedy any deficiencies in its use of the Siebel Reseller Logo, conformance to any validation guidelines, and/or the quality of Solutions, products and services used in conjunction with the Siebel Reseller Logo, upon reasonable notice from Siebel. If Siebel determines that the Solutions, products or services do not meet Siebel's standards, Siebel shall have the right to rescind Siebel's approval of ST's use of the Siebel Reseller Logo and any other Siebel Trademarks and to terminate this Agreement for cause pursuant to Section12.2.

                                    EXHIBIT I

                                    ST GROUP


     NAME OF ENTITY                                       SPECIFIC TERRITORY
     --------------                                       ------------------

     It is understood and agreed that within five (5) business days after the Effective Date, ST shall submit to Siebel the list of members of the ST Group to be included in this EXHIBIT I.

                                    EXHIBIT J

                           END USER LICENSE AGREEMENT

          ST or the ST Group may use the following form end user license agreement (the "Form ELA") as the agreement between ST or member of the ST Group and a Customer for sublicensing of the Licensed Software. Siebel agrees that if ST or the ST Group uses the Form ELA between itself and a Customer for sublicensing of the Licensed Software, Siebel will, notwithstanding any provision to the contrary in this Agreement but only with respect to such Customer, provide warranties and indemnification to ST equivalent to those provided by ST to the Customer in the Form ELA.

                        TO SEE THE FORM ELA CLICK ON BAR.


                                [OBJECT OMITTED]

                                    EXHIBIT K

                          ST LIST OF CURRENT PROSPECTS

     *****




**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT L

                        SIEBEL LIST OF CURRENT PROSPECTS

       *****




**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT M

                             RESERVED OPPORTUNITIES

It is understood and agreed that the following list of entities is preliminary and non-binding and is subject to review, revision and the subsequent agreement of the parties in the business plan to be developed by the parties. In addition to the companies listed below, ST may, subject to Siebel's prior written approval, add other entities to this Exhibit M in the pharmaceutical, biotechnology, medical/surgical supply, and medical diagnostics industries (such industries principally represented by SIC codes beginning with the numbers 281, 283, 284, 286, 306, 382, 384, 385, 386, 504, 807 & SIC codes 2211, 5122, 5912)
upon written notice to Siebel.

 *****




**** PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.